Exhibit 10.1

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ESSEX PORTFOLIO, L.P.

THE LIMITED PARTNERSHIP INTERESTS REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, UNLESS IT HAS BEEN CONFIRMED TO YOU IN WRITING, WITH ANY STATE REGULATORY AGENCY.  THESE LIMITED PARTNERSHIP INTERESTS MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND, EXCEPT AS SPECIFICALLY PROVIDED IN THIS PARTNERSHIP AGREEMENT, MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH LIMITED PARTNERSHIP INTERESTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS PROMULGATED PURSUANT THERETO AND ANY APPLICABLE STATE LAW (UNLESS EXEMPT THEREFROM), AND WITHOUT COMPLIANCE WITH THE REQUIREMENTS SET FORTH IN THIS PARTNERSHIP AGREEMENT.

NO STATE OR FEDERAL SECURITY COMMISSIONERS OR STATE OR FEDERAL REGULATORY AGENCIES HAVE PASSED UPON THE VALUE OF THE SECURITIES, NOR HAVE THEY APPROVED OR DISAPPROVED THE OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

*  *  *  *  *  *  *  *  *  *  *  *  *

i

Control	9
Controlled Entity	9
Conversion Factor	9
Conversion Ratchet Percentage	9
Current Per Share Market Price	10
Demand Notice	10
Department	10
Depreciation	10
Development Project	10
Distribution Ratchet Percentage	10
Entity	10
ERISA	11
EWIP	11
Exchange Act	11
Excluded Properties	11
Exercise Notice	11
Exercising Partner	11
Existing Partnerships	11
Existing Properties	11
Fiscal Year	11
Forfeited Capital Account	11
General Partner	11
Gross Asset Value	11
Gross Offering Proceeds	12
Hart-Scott Act	13
Headquarters Building	13
Immediate Family	13
Initial Offering Expenses	13
Initial Price of the Common Stock	13
Investment Entities	13
Lien	13
Limited Partner Representative	13
Limited Partners	13
Liquidating Event	13
Liquidating Trustee	14
LTIP Units	14
M&M	14
M&M Option Agreement	14
M&M REIBC	14
Major Decisions	14
Majority-In-Interest of the Limited Partners	14
Net Financing Proceeds	14
Net Income or Net Loss	14
Net Operating Income	15
Net Operating Loss	15

Net Property Gain	15
Net Property Loss	15
Net Sale Proceeds	15
New Securities	15
Nonrecourse Deductions	15
Oak Pointe Common Tenancy	16
Offering	16
Officer	16
Option	16
Original Agreement	16
Ownership Limit	16
Partner Nonrecourse Debt	16
Partner Nonrecourse Debt Minimum Gain	16
Partner Nonrecourse Deductions	16
Partners	16
Partnership	16
Partnership Interest	16
Partnership Minimum Gain	17
Partnership Unit	17
Pathways Common Tenancy	17
Percentage Interest	17
Person	17
Plumtree Property	17
Preferred Stock	17
Preferred Units	17
Property or Properties	17
Property Manager	18
Prospectus	18
Purchase Price	18
Qualified Individual	18
Redemption Distribution	18
Registration Statement	18
Regulations or Treasury Regulations	18
REIT	18
REIT Expenses	18
REIT Requirements	18
Requesting Party	18
Responding Party	18
Restricted Period	18
Rights	18
SDAT	19
SEC	19
Securities Act	19
Series B Preferred Interest	19
Series B Preferred Stock	19

	Series B Preferred Units	19
	Series F Preferred Interest	19
	Series F Preferred Stock	19
	Series G Preferred Interest	19
	Series G Preferred Stock	19
	Series Z Incentive Unit	19
	Series Z Percentage Interest	19
	Series Z-1 Change in Control	20
	Series Z-1 Clawback Amount	21
	Series Z-1 Conversion Ratchet Percentage	21
	Series Z-1 Distribution Ratchet Percentage	22
	Series Z-1 Forfeited Capital Account	22
	Series Z-1 Incentive Unit	23
	Series Z-1 Percentage Interest	23
	Series Z-1 Target FFO	23
	Series Z-1 Trigger Event	23
	Stock Incentive Plans	24
	Substituted Limited Partner	24
	Target FFO	24
	Third Arbitrator	24
	Trading Day	24
	Transaction Expense	25
	Transfer	25
	Treasury Regulations or Regulations	25
	Trigger Event	25
	Underwriting Agreement	25
	Washington Partnership Interests	25
	Washington Partnerships	25
	Weighted Number of Series Z Incentive Units	25
	Weighted Number of Series Z-1 Incentive Units	25
	Wharfside Property	26
1.2	Exhibit, Etc.	26

ARTICLE II - ORGANIZATION		26
2.1	Continuation of the Partnership	26
2.2	Name	26
2.3	Character of the Business	26
2.4	Location of the Principal Place of Business	27
2.5	Agent for Service of Process	27
2.6	Certificates of Ownership	27

ARTICLE III - TERM		27
3.1	Commencement	27
3.2	Termination	27

ARTICLE IV - CONTRIBUTIONS TO CAPITAL		28
4.1	General Partner Capital Contribution	28
4.2	Limited Partner Capital Contributions	28
4.3	Issuances of Additional Partnership Interests	28
4.4	Options	30
4.5	Contribution of Proceeds of Issuance of Shares of Common Stock and Preferred Stock	30
4.6	Admission of Additional Limited Partners	31
4.7	No Third Party Beneficiary	33
4.8	No Interest; No Return	33

ARTICLE V - INTENTIONALLY OMITTED]		33

ARTICLE VI - ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS		33
6.1	Allocations	33
6.2	Distributions	33
6.3	Withholding	36
6.4	Books of Account	36
6.5	Reports	36
6.6	Audits	36
6.7	Tax Elections and Returns	36
6.8	Tax Matters Partner	37

ARTICLE VII - RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER		38
7.1	Expenditures by Partnership	38
7.2	Powers and Duties of General Partner	38
7.3	Major Decisions	41
7.4	Actions with Respect to Certain Documents	42
7.5	General Partner Participation	42
7.6	Proscriptions	42
7.7	Additional Limited Partners	43
7.8	Title Holder	43
7.9	Compensation of the General Partner	43
7.10	Waiver and Indemnification	43
7.11	Contracts With Controlled Entities	44
7.12	Operation in Accordance with REIT Requirements	44
7.13	Exceptions to REIT Restrictions	45

ARTICLE VIII - DISSOLUTION, LIQUIDATION AND WINDING-UP		45
8.1	Liquidating Events	45
8.2	Accounting	45
8.3	Distribution on Dissolution	45
8.4	Timing Requirements	46
8.5	Sale of Partnership Assets	46
8.6	Distributions in Kind	47
8.7	Documentation of Liquidation	47

v

8.8	Liability of the Liquidating Trustee	47

ARTICLE IV - TRANSFER OF PARTNERSHIP INTERESTS		48
9.1	General Partner Transfer	48
9.2	Transfers by Limited Partners	48
9.3	Certain Transfers Prohibited	49
9.4	Additional Restrictions on Transfer	51

ARTICLE X - RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS		52
10.1	No Participation in Management	52
10.2	Bankruptcy of a Limited Partner and Certain Other Events	52
10.3	No Withdrawal	52
10.4	Duties and Conflicts	52
10.5	Acquisition Projects	53
10.6	Development Projects	53
10.7	Acquisition/Development Projects—Further Assurances	53
10.8	Conversion Upon Death	54
10.9	Conversion and Redemption of Series Z Incentive Units	54
10.10	Conversion and Redemption of Series Z-1 Incentive Units	59

ARTICLE XI - GRANT OF RIGHTS TO LIMITED PARTNERS		64
11.1	Grant of Rights	64
11.2	Terms of Rights	64

ARTICLE XII - ARBITRATION OF DISPUTES		65
12.1	Arbitration	65
12.2	Procedures	65
12.3	Binding Character	66
12.4	Exclusivity	66
12.5	No Alteration of Agreement	66
12.6	Acknowledgment	66

ARTICLE XIII - GENERAL PROVISIONS		67
13.1	Notices	67
13.2	Successors	67
13.3	Effect and Interpretation	67
13.4	Counterparts	67
13.5	Partners Not Agents	67
13.6	Entire Understanding; Etc.	68
13.7	Amendments	68
13.8	Severability	70
13.9	Trust Provision	70
13.10	Pronouns and Headings	70
13.11	Assurances	70
13.12	Tax Consequences	71
13.13	Securities Representations	71
13.14	Power of Attorney	72

EXHIBITS

EXHIBIT A	–	PARTNERSHIP UNITS
EXHIBIT B	–	INTENTIONALLY OMITTED
EXHIBIT C	–	INTENTIONALLY OMITTED
EXHIBIT D	–	INTENTIONALLY OMITTED
EXHIBIT E	–	ALLOCATIONS
EXHIBIT F	–	INTENTIONALLY OMITTED
EXHIBIT G	–	INTENTIONALLY OMITTED
EXHIBIT H	–	INTENTIONALLY OMITTED
EXHIBIT I	–	RIGHTS TERMS
EXHIBIT J	–	INTENTIONALLY OMITTED
EXHIBIT K	–	INTENTIONALLY OMITTED
EXHIBIT L	–	INTENTIONALLY OMITTED
EXHIBIT M	–	ADDRESSES OF PARTNERS
EXHIBIT N	–	DESCRIPTION OF PREFERENCES, OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE SERIES B PREFERRED UNITS
EXHIBIT O	–	INTENTIONALLY OMITTED
EXHIBIT P	–	INTENTIONALLY OMITTED
EXHIBIT Q	–	INTENTIONALLY OMITTED
EXHIBIT R	–	LIST OF SERIES Z-1 UNITHOLDERS
EXHIBIT S	–	SERIES Z-1 TARGET FFO AMOUNTS
EXHIBIT T	–	DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS OF THE LTIP UNITS

SCHEDULES

SCHEDULE 1	–	EXERCISE NOTICE
SCHEDULE 2	–	ELECTION NOTICE

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
ESSEX PORTFOLIO, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, is made and entered into as of the 27th day of May, 2009, by the undersigned parties.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement of Limited Partnership of ESX Partners, L.P., entered into as of March 15, 1994, as amended by that certain First Amendment to Agreement of Limited Partnership dated as of April 15, 1994 (such Agreement of Limited Partnership, as so amended, the “Original Agreement”), the parties to the Original Agreement formed Essex Portfolio, L.P., a California limited partnership (the “Partnership”), originally known as ESX Partners, L.P.;

WHEREAS, the Original Agreement was amended and restated as of September 30, 1997 (the “Amended and Restated Agreement”) pursuant to the terms thereof, which was subsequently amended by that certain First Amendment to the Amended and Restated Agreement dated February 6, 1998; that certain Second Amendment to the Amended and Restated Agreement dated April 20, 1998; that certain Third Amendment to the Amended and Restated Agreement dated November 24, 1998; that certain Fourth Amendment to the Amended and Restated Agreement dated July 28, 1999; that certain Fifth Amendment to the Amended and Restated Agreement dated September 3, 1999; that certain Sixth Amendment to the Amended and Restated Agreement dated June 28, 2001; that certain Seventh Amendment to the Amended and Restated Agreement dated June 26, 2003; that certain Eighth Amendment to the Amended and Restated Agreement dated September 23, 2003; that certain Ninth Amendment to the Amended and Restated Agreement dated January 8, 2004; that certain Tenth Amendment to the Amended and Restated Agreement dated January 8, 2004; that certain Eleventh Amendment to the Amended and Restated Agreement dated March 29, 2004; that certain Twelfth Amendment to the Amended and Restated Agreement dated July 26, 2006; that certain Thirteenth Amendment to the Amended and Restated Agreement dated October 26, 2006, that certain Fourteenth Amendment to the Amended and restated Agreement dated December 26, 2007, that certain Fifteenth Amendment to the Amended and Restated Agreement dated February 26, 2008, and that certain Sixteenth Amendment to the Amended and Restated Agreement dated April 7, 2009 (collectively, the “Amendments”);

WHEREAS, all of the 8.75% Convertible Preferred Stock, Series 1996A of Essex Property Trust, Inc., the General Partner of the Partnership, has been converted into common stock of Essex Property Trust, Inc. and the Partnership has redeemed or repurchased all of its Series C Preferred Units, Series D Preferred Units and Series E Preferred Units, and the provisions of the Amended and Restated Agreement and of the Amendments that pertain to such preferred stock and preferred units are no longer of any force or effect; and

WHEREAS, Essex Property Trust, Inc., a Maryland corporation, as the General Partner of the Partnership, hereby desires to incorporate those Amendments, which are still in force and effect, into this Second Amended and Restated Agreement, and thereby amends, restates and supersedes the Amended and Restated Agreement and all the Amendments in their entirety, pursuant to the terms and conditions hereof.

NOW, THEREFORE, pursuant to Sections 13.7(b)(iv) and 13.14 of the Amended and Restated Agreement, the General Partner on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends and restates the Partnership Agreement in its entirety (except solely with respect to certain Exhibits and Schedules attached to the Original Agreement or to the Amended and Restated Agreement and specifically referenced or incorporated herein) as follows:

ARTICLE I
DEFINITIONS, ETC.

1.1           Definitions.  Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

“Accountants” shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

“Acquisition Cost” shall mean (i) in the case of Contributed Property acquired by the General Partner in exchange for shares of Common Stock, the Current Per Share Market Price as of the closing date on which the General Partner acquired such Contributed Property multiplied by the number of shares of Common Stock issued in the acquisition, or (ii) in the case of Contributed Property acquired by the General Partner for consideration other than Common Stock, the amount of such consideration plus, in either case, any costs and expenses incurred by the General Partner in connection with such acquisition or contribution; provided, however, that in the event the Acquisition Cost of Contributed Property is financed by any borrowings by the General Partner, the Partnership shall assume any such obligations of the General Partner concurrently with the contribution of such property to the Partnership or, if impossible, shall obligate itself to the General Partner in an amount and on terms equal to such obligations, and the Acquisition Cost shall be reduced by the amount of such obligations.

“Acquisition Project” shall mean any real property on which retail or multi-family residential uses are conducted, including construction and improvement activities undertaken with respect thereto and off-site improvements, on-site improvements, structures, buildings and/or related parking and other facilities; provided, however, that the term “Acquisition Project” shall not include the Excluded Properties.

“Act” shall mean the California Revised Limited Partnership Act, California Corporations Code Sections 15611-15723, as the same may hereafter be amended from time to time.

“Actual FFO” shall mean with respect to any fiscal period “funds from operations” of the General Partner as determined with respect to such fiscal period by the Board of Directors of the General Partner using a consistently applied methodology that conforms with the standards for computation of “funds from operations” established by the National Association of Real Estate Investment Trusts, Inc. (or successor organizations) from time to time; it being understood that, to the extent that the General Partner discloses “funds from operations” for any fiscal period in any of its periodic reports publicly filed with the Securities and Exchange Commission, Actual FFO for such fiscal period for the purposes of this Agreement will conform to such publicly disclosed “funds from operations.”

“Actual FFO Per Share” shall mean with respect to any fiscal period the Actual FFO for such period divided by the number of Common Equivalent Shares.

“Additional Limited Partner” shall have the meaning set forth in Section 4.3(a) hereof.

“Additional Units” shall have the meaning set forth in Section 4.3(a) hereof.

“Administrative Expenses” shall mean (i) all administrative and operating costs and expenses incurred by the Partnership and EWIP or any other Investment Entity, (ii) those administrative costs and expenses of the General Partner, including salaries paid to officers of the General Partner, and accounting and legal expenses undertaken by the General Partner on behalf or for the benefit of the Partnership, and (iii) to the extent not included in clause (ii) above, REIT Expenses, provided that Administrative Expenses shall not include Initial Offering Expenses or costs and expenses incurred subsequent to the Completion of the Offering relating to any offer or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities.

“Affiliate” shall mean, with respect to any Partner (or as to any other person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any trustee or beneficiary of a Partner; (iii) any legal representative, successor, or assignee of any Person referred to in the preceding clauses (i) and (ii); (iv) any trustee for the benefit of any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iv).

“Agreement” or the “Partnership Agreement” shall mean this Second Amended and Restated Agreement of Limited Partnership, as originally executed and as hereafter amended, modified, supplemented or restated from time to time, as the context requires.

“Amended and Restated Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., entered into as of September 30, 1997, as amended.

“Arbitration Rules” shall have the meaning set forth in Section 12.1 hereof.

“Articles Supplementary” shall mean any Articles Supplementary executed by the General Partner, and filed with the Department, as the same may be amended, modified, supplemented or replaced, and pursuant to which shares of Preferred Stock were issued and/or in the future may be issued.

“Assignee” shall mean a Person to whom one or more Partnership Units have been transferred, but who has not become a Substituted Limited Partner.

“Audited Financial Statements” shall mean financial statements (balance sheet, statement of income, statement of partners’ equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor’s report.

“Available Cash” shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of “Receipts” over “Expenditures.”  For purposes hereof, the term “Receipts” means the sum of all cash receipts of the Partnership from all sources for such period, (x) including (i) Net Sale Proceeds and Net Financing Proceeds and (ii) any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below, and (y) excluding Capital Contributions.  The term “Expenditures” means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal and interest on account of any indebtedness of the Partnership including payments of principal and interest on account of General Partner Loans, or amounts due on such indebtedness during such period, and (c) such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder, but excluding all amounts payable under the clauses (a), (b) and (c) above with the proceeds of Capital Contributions.

“Bankruptcy” shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner, (vii) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors, (viii) the failure of such Partner to pay its debts as they mature, (ix) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (x) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

“Beneficially Own” shall have the meaning set forth in attached Exhibit I.

“Capital Account” shall mean, with respect to any Partner, the separate “book” account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations.  In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations; and the provisions hereof shall be interpreted and applied in a manner consistent therewith.  In the event that a Partnership Interest is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.

“Capital Commitment” shall mean, with respect to Series Z Incentive Units and Series Z-1 Incentive Units, a commitment by a Series Z Partner and/or a Series Z-1 Partner to pay to the Partnership the amount of $1.00 for each such Unit that is issued to the Series Z Partner and/or Series Z-1 Partner.

“Capital Contribution” shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Interest held by such Partner (net of liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code).  Gross Asset Value shall be calculated as provided herein.

“Cash Amount” shall mean the amount of cash equal to the product of the Closing Price (calculated, in the case of the exercise of Rights, on the date on which the Exercise Notice is delivered to the General Partner) multiplied by the Common Stock Amount.

“Certificate” shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the California Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

“Change in Control” shall mean the earliest to occur of any of the following events:

(i)             any “person,” as such term is used in the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the General Partner or any of its subsidiaries or affiliates), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the General Partner representing thirty percent (30%) or more of the combined voting power of the General Partner’s then outstanding securities having the right to vote in an election of the General Partner’s Board of Directors (for purposes of this definition, “Voting Securities”) (other than as a result of an acquisition of securities directly from the General Partner). Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of this clause (i) solely as the result of an acquisition of securities by the General Partner which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause) to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the General Partner) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of this clause (i).

(ii)            the moment immediately prior to the consummation of a merger, reorganization or consolidation of the General Partner or the occurrence of any other event (including without limitation a tender or exchange offer), the result of which is that the “beneficial owners” (as such term is defined in Rule 13d-3 of the Exchange Act) of the Voting Securities of the General Partner before the merger, reorganization, consolidation or other transaction are not the “beneficial owners”, directly or indirectly, of a majority of the voting power of the surviving or resulting entity upon completion of such merger, reorganization, consolidation or other transaction;

(iii)           the moment immediately prior to the consummation of a merger, reorganization or consolidation of the Partnership, unless the General Partner immediately prior to such merger, reorganization or consolidation remains the sole general partner of the Partnership after such merger;

(iv)           the moment immediately prior to the consummation of a change (whether by removal, withdrawal, transfer or otherwise) in the general partner of the Partnership;

(v)            persons who, as of June 1, 2001, constitute the General Partner’s Board of Directors (for purpose of this definition, the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender or exchange offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the General Partner (rounded up to the next whole number), provided that any person becoming a director of the General Partner subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(vi)           the moment immediately prior to the consummation of a sale of all or substantially all of the assets of the General Partner and/or the Partnership.

“Clawback Amount” shall mean at any time with respect to each Series Z Incentive Unit, an amount equal to the positive difference, if any, between (i) the then unpaid Capital Commitment with respect to such Series Z Incentive Unit, and (ii) the sum of any distributions deemed to offset the Clawback Amount in accordance with Section 6.2(d) below.  The unpaid Capital Commitment of a Series Z Partner with respect to a Series Z Incentive Unit shall never be greater than the Clawback Amount with respect to such Series Z Incentive Unit, as adjusted from time to time.

“Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock as such person is selected from time to time by the Board of Directors of the General Partner.  In the event that the Common Stock Amount includes additional rights that a holder of shares of Common Stock would be entitled to receive and if the value of such additional rights is not included in the Closing Price, then the value of such additional rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers in its reasonable judgment appropriate, and such amount shall be added to the Closing Price.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Equivalent Shares” shall mean the total number of shares of Common Stock outstanding on a fully diluted basis, calculated in a manner consistent with the manner used by the General Partner for reporting diluted earnings or loss per share under generally accepted accounting principles, it being understood that, to the extent that the General Partner discloses diluted earnings or loss per share in any of its periodic reports publicly filed with the Securities and Exchange Commission, Common Equivalent Shares for such period for the purposes of this Agreement shall be calculated in a manner consistent with such public disclosure.

“Common Stock” shall mean the shares of the common stock, par value $.0001 per share, of Essex Property Trust, Inc.

“Common Stock Amount” shall mean the number of shares of Common Stock equal to the product of the number of Partnership Units offered for conversion by an Exercising Partner, multiplied by the Conversion Factor; provided, however, that in the event the General Partner issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the General Partner, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, “additional rights”), then the Common Stock Amount shall also include such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.

“Common Tenancies” shall mean, collectively, the Pathways Common Tenancy and the Oak Pointe Common Tenancy.

“Common Unit” shall mean a Partnership Unit representing an interest in the Partnership, other than a Series B Preferred Unit, Series B Preferred Interest, Series F Preferred Interest, Series G Preferred Interest, Series Z Incentive Unit, Series Z-1 Incentive Unit, LTIP Unit or any other Preferred Interest or Preferred Partnership Units.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors of the General Partner or, if no such committee exists, the full Board of Directors of the General Partner.

“Completion of the Offering” shall mean the closing of the sale of Common Stock in the Offering, which was completed on June 13, 1994.

“Consent of the Limited Partners” means the written consent of a Majority-In-Interest of the Limited Partners, which consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority-In-Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Contributed Interests” shall mean, with respect to each Limited Partner, the undivided ownership interests in the Existing Properties contributed to the Partnership by such Limited Partner; the undivided ownership interests in the assets of the Existing Partnerships that are tenants-in-common in the Common Tenancies; and the partnership interests in the Washington Partnerships contributed to the Partnership by such Limited Partner, all as set forth opposite such Limited Partner’s name on Exhibit B attached to the Original Agreement; provided that the term Contributed Interests shall not include the Plumtree Property or the Wharfside Property.

“Contributed Property” shall have the meaning set forth in the definition of Gross Asset Value.

“Contribution Agreement” shall mean that certain Contribution Agreement entered into as of March 15, 1994 between the Partnership and the original Partners in the Partnership.

“Contribution Date” shall have the meaning set forth in Section 4.3(a) hereof.

“Control” shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity.  In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

“Controlled Entity” shall mean, with respect to any Limited Partner or Person, any Entity which directly or indirectly Controls, is Controlled by, or is under common Control with, such Limited Partner or Person.

“Conversion Factor” shall mean 1.0, provided that in the event that the General Partner (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination.  Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision or combination.

“Conversion Ratchet Percentage” with respect to any Series Z Incentive Unit (i) shall equal 0% on June 28, 2001, (ii) shall increase by twenty (20) percentage points on January 1 of the first calendar year after June 28, 2001 on which (x) the holder of such Series Z Incentive Unit is an employee of the General Partner and/or the Partnership and/or any subsidiary or affiliate thereof as of such January 1, (y) the Actual FFO Per Share of the General Partner for the calendar year preceding such January 1 is greater than or equal to the Target FFO for such year, and (z) the Conversion Ratchet Percentage prior to such increase is less than 100%, and (iii) shall increase ten percentage points on January 1 of every calendar year thereafter on which the conditions in clauses (x), (y) and (z) of the immediately preceding clause (ii) are met; provided, however, that if the Compensation Committee determines that Actual FFO Per Share is no longer an appropriate corporate performance parameter for establishing management objectives or that the applicable target levels are no longer feasible in light of factors or circumstances outside of the Partnership’s or the General Partner’s control (such as general economic conditions, legal/regulatory changes, war or similar events), it may, in its reasonable good faith discretion without any consent or other action on the part of the Series Z Partners or any other Partners of the Partnership, revise and amend the requirement in (y) above (and any definitions involved therein) to reflect one or more different or additional parameters, objectives or performance measures, so long as the Compensation Committee, in its reasonable good faith discretion, determines that the revised or amended clause (y) is, considered as a whole, comparable or more effective as a means for analyzing the performance of the Partnership and incentivizing the Series Z Partners (it being understood that such amended or restated clause (y) shall not be more difficult to achieve than the present requirements of clause (y)).

“Current Per Share Market Price” on any date shall mean the average of the Closing Price for the five (5) consecutive Trading Days ending on such date.

“Demand Notice” shall have the meaning set forth in Section 12.2 hereof.

“Department” shall mean the Maryland State Department of Assessments and Taxation.

“Depreciation” shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean “book depreciation, depletion or amortization” as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

“Development Project” shall mean any vacant land intended for development for retail or multi-family residential uses; provided, however, that the term “Development Project” shall not include the Excluded Properties.

“Distribution Ratchet Percentage” with respect to any Series Z Incentive Unit (i) shall equal 10% on June 28, 2001, (ii) shall increase on January 1, 2002, to (a) twenty-five percent (25%) if the Conversion Ratchet Percentage with respect to such Series Z Incentive Units also increases to twenty percent (20%), or (b) fifteen percent (15%) if the Conversion Ratchet Percentage with respect to such Series Z Incentive Units remains at 0%, (iii) shall increase, to the extent it has not already done so, to twenty-five percent (25%) at such time as such Conversion Ratchet Percentage is equal to 20%, and (iv) after such time as the Conversion Ratchet Percentage with respect to such Series Z Incentive Units is equal to or greater than 30%, the Distribution Ratchet Percentage shall be equal to the Conversion Ratchet Percentage with respect to such Series Z Incentive Units.

“Entity” shall mean any general partnership, limited partnership, limited liability company, limited liability partnership, corporation, joint venture, trust, business trust, cooperative or association.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

“EWIP” shall mean Essex Washington Interest Partners, a California general partnership, the sole partners of which shall be the General Partner and the Partnership.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Properties” shall mean those certain real properties listed on Exhibit H attached to the Original Agreement.

“Exercise Notice” shall have the meaning set forth in affected Exhibit I.

“Exercising Partner” shall have the meaning set forth in attached Exhibit I.

“Existing Partnerships” shall mean those seventeen (17) partnerships listed on Exhibit C attached to the Original Agreement.

“Existing Properties” shall mean those certain 12 multi-family residential properties and 6 commercial properties owned entirely by the Existing Partnerships immediately prior to the Completion of the Offering, the ground lessee’s interest in that certain Property commonly known as 777 California Avenue, Palo Alto, California, and an approximate 69.3% tenancy-in-common interest in that certain property commonly known as the Pathways Apartments, Long Beach, California.

“Fiscal Year” shall mean the fiscal year of the Partnership.

“Forfeited Capital Account” shall mean that portion of the Capital Account attributable to a Series Z Incentive Unit equal to the product of (a) the excess of (i) the Adjusted Capital Account Balance (as defined in Section 10.9(a)) allocable to such Series Z Incentive Unit over (ii) the sum of (A) the capital contribution made with respect to such Series Z Incentive Unit and (B) the excess of the sum of the net allocations of operating income made with respect to such Series Z Incentive Unit for all fiscal years (taking into account allocations of Net Operating Loss made with respect to such Series Z Incentive Unit for all fiscal years) over the distributions of operating cash flow made to such Series Z Unit (except to the extent such allocations have reduced the Clawback Amount) multiplied by (b) 100% minus the Conversion Ratchet Percentage applicable to such Series Z Incentive Unit.

“General Partner” shall mean Essex Property Trust, Inc., a Maryland corporation, its duly admitted successors and assigns and any other Person who is a general partner of the Partnership at the time of reference thereto.

“Gross Asset Value” shall mean, with respect to any asset of the Partnership, such asset’s adjusted basis for Federal income tax purposes, except as follows:

1.          the initial Gross Asset Value of (i) in the case of the assets contributed by each Limited Partner to the Partnership as of the Completion of the Offering, the value of such assets at the time of such contribution as was established pursuant to the Original Agreement, and (ii) in the case of any other asset thereafter contributed by a Partner (other than money) (“Contributed Property”), the fair market value of such Contributed Property as reasonably determined by the General Partner using such reasonable method of valuation as the General Partner may adopt; provided, however, that the fair market value of any Contributed Property contributed by the General Partner shall be the Acquisition Cost of such Contributed Property;

2.          if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times:

a)             a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership  by the General Partner or a new or existing Limited Partner as consideration for Partnership Units;

b)             the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of Partnership Units; and

c)             the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

3.          the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) as reasonably determined by the General Partner as of the date of distribution; and

4.          the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (see attached Exhibit E); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph 2 above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph 4.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.  Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners’ Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see paragraph (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and paragraph (e) of said definition in all other cases.

“Gross Offering Proceeds” shall mean the amount equal to the product of the Initial Price of the Common Stock multiplied by the number of shares of Common Stock outstanding as of the Completion of the Offering.

“Hart-Scott Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Headquarters Building” shall mean that certain office building located at 925 East Meadow Drive, Palo Alto, California, and any other building that served as the predecessor corporate headquarters of the General Partner or as the successor corporate headquarters of the General Partner.

“Immediate Family” shall mean, with respect to any Person, such Person’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

“Initial Offering Expenses” shall mean (i) costs and expenses incurred prior to, at or substantially concurrent with the Completion of the Offering relating to the formation of the General Partner, including taxes, fees and assessments associated therewith, and (ii) costs and expenses incurred prior to, at or substantially concurrent with the Completion of the Offering relating to any offer or registration of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities.

“Initial Price of the Common Stock” shall mean the initial public offering price of the Common Stock.

“Investment Entities” shall have the meaning set forth in Section 7.5 hereof.

“Lien” shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

“Limited Partner Representative” shall mean the Limited Partner that is selected by a Majority-in-Interest of the Limited Partners from time to time to act as the Limited Partner Representative hereunder.  The initial Limited Partner Representative shall be Keith R. Guericke.  All obligations of the General Partner or the Partnership set forth herein to deliver documents and other items to the Limited Partners shall be deemed satisfied if such documents and other items are delivered to the Limited Partner Representative.

“Limited Partners” shall mean those Persons listed under the heading “Limited Partners” on the signature page to the Amended and Restated Agreement in their respective capacities as limited partners of the Partnership and any Person who subsequently became a limited partner of the Partnership pursuant to the provisions of the Amended and Restated Agreement, as amended, or of this Agreement, their permitted successors or assigns as a limited partner hereof, or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

“Liquidating Event” shall have the meaning set forth in Section 8.1 hereof.

“Liquidating Trustee” shall mean such Person as is selected as the Liquidating Trustee hereunder by the General Partner, which Person may include an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement.  The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

“LTIP Units” shall mean Partnership Units granted pursuant to that certain long-term compensation program known as the “2007 Outperformance Plan” and which shall have the rights, powers, privileges, restrictions, qualifications and limitations set forth in Exhibit T hereto.

“M&M” shall mean The Marcus & Millichap Company, a California corporation.

“M&M Option Agreement” shall mean that certain agreement entered into between M&M, M&M REIBC and the General Partner pursuant to which M&M obtained at the Completion of the Offering certain options to purchase Common Stock and M&M REIBC provides certain transaction and trend information to the General Partner.

“M&M REIBC” shall mean Marcus & Millichap Real Estate Investment Brokerage Company, a California corporation.

“Major Decisions” shall have the meaning set forth in Section 7.3 hereof.

“Majority-In-Interest of the Limited Partners” shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners, as a class.

“Net Financing Proceeds” shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

“Net Income” or “Net Loss” shall mean, for each fiscal year or other applicable period, an amount equal to the Partnership’s net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization, and other recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation Section 1.704-1(b)(2)(v)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to attached Exhibit E.

“Net Operating Income” shall mean, for any fiscal year or portion thereof, the excess of the items of income and gain over the items of deduction and loss, excluding, in each case, items of gain or loss realized in connection with the sale or disposition of real property and other capital assets.

“Net Operating Loss” shall mean, for any fiscal year or portion thereof, the excess of the items of deduction and loss over the items of income and gain, excluding, in each case, items of gain or loss realized in connection with the sale or disposition of real property and other capital assets.

“Net Property Gain” shall mean, for any fiscal year or portion thereof, the excess of gains realized from the sale or disposition of real property and other capital assets over the losses realized in connection with the sale or disposition of real property and other capital assets.

“Net Property Loss” shall mean, for any fiscal year or portion thereof, the excess of losses realized from the sale or disposition of real property and other capital assets over the gains realized in connection with the sale or disposition of real property and other capital assets.

“Net Sale Proceeds” means the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates).

“New Securities” shall have the meaning set forth in Section 4.3(c).

“Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

“Oak Pointe Common Tenancy” shall mean the owner of that certain improved real property located in Pacifica, California, and commonly known as the Oak Pointe Apartments.

“Offering” shall have the meaning set forth in the Registration Statement.

“Officer” of the General Partner shall mean each person who holds the position of President, Chief Executive Officer, any Vice President, Treasurer, Chief Financial Officer or Corporate Secretary and who is also a Limited Partner, except that, as to any Person that is not the holder of any of the foregoing positions as of the Completion of the Offering, the General Partner may determine in its discretion upon the bestowing of such a position on such Person that such Person shall not be deemed an Officer for the purposes of this Agreement.

“Option” shall mean an option to purchase Common Stock granted under any Stock Incentive Plan or under the M&M Option Agreement.

“Original Agreement” shall mean that certain Agreement of Limited Partnership of the Partnership dated as of March 15, 1994, as amended by that certain First Amendment to Agreement of Limited Partnership dated as of April 15, 1994.

“Ownership Limit” shall have the meaning set forth in attached Exhibit I.

“Partner Nonrecourse Debt” shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

“Partner Nonrecourse Debt Minimum Gain” shall mean “partner nonrecourse debt minimum gain” as determined in accordance with Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Partners” shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

“Partnership” shall mean the limited partnership formed pursuant to the Original Agreement and hereby constituted, as such limited partnership may from time to time be constituted.

“Partnership Interest” shall mean the ownership interest of a Partner in the Partnership from time to time, including each Partner’s Percentage Interest and such Partner’s Capital Account.  Wherever in this Agreement reference is made to a particular Partner’s Partnership Interest, it shall be deemed to refer to such Partner’s Percentage Interest and shall include the proportionate amount of such Partner’s other interests in the Partnership which are attributable to or based upon the Partner’s Partnership Interest.  A Partnership Interest may be expressed as a number of Partnership Units.

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

“Partnership Unit” shall mean a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to the terms of this Agreement.  The allocation of Partnership Units to each Partner as of the date hereof is as set forth on attached Exhibit A.

“Pathways Common Tenancy” shall mean the owner of that certain improved real property located in Long Beach, California, and commonly known as Pathways Apartments.

“Percentage Interest” shall mean with respect to any Partner other than holders of Series B Preferred Units, Series Z Incentive Units or Series Z-1 Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing (i) the number of Partnership Units owned by such Partner by (ii) the sum of (A) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, Series Z Incentive Units and the Series Z-1 Incentive Units), (B) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each such Series Z Incentive Unit, calculated on a unit-by-unit basis, and (C) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis. With respect to any holder of Series Z Incentive Units, such Partner’s Percentage Interest shall be equal to such Partner’s Series Z Percentage Interest. With respect to any holder of Series Z-1 Incentive Units, such Partner’s Percentage Interest shall be equal to such Partner’s Series Z-1 Percentage Interest. If any Partner holds a combination of Common Units, LTIP Units, Series Z Incentive Units and/or Series Z-1 Incentive Units, then such Partner’s Percentage Interest shall be equal to the sum of (A) the Percentage Interest as calculated pursuant to the first sentence of this definition (assuming for purposes of such calculation that such Partner holds only Common Units and/or LTIP Units, if any), (B) the Series Z Percentage Interest (assuming for purposes of such calculation that such Partner holds only Series Z Incentive Units, if any) and (C) the Series Z-1 Percentage Interest (assuming for purposes of such calculation that such Partner holds only Series Z-1 Incentive Units, if any).

“Person” shall mean any individual or Entity.

“Plumtree Property” shall mean that certain improved real property located in Santa Clara, California, and commonly known as the Plumtree Apartments.

“Preferred Stock” shall mean any preferred stock of the General Partner as described in the applicable Articles Supplementary.

“Preferred Units” shall mean any preferred Partnership Units of the Partnership as described in this Agreement or in any amendment to this Agreement.

“Property” or “Properties” shall mean any real property in which the Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

“Property Manager” shall mean Essex Management Corporation, a California corporation.

“Prospectus” shall have the meaning set forth in the Underwriting Agreement.

“Purchase Price” shall mean the consideration payable for the Offered Units (as defined on Exhibit I attached hereto) pursuant to paragraph 6 of Exhibit I attached hereto.

“Qualified Individual” shall have the meaning set forth in Section 12.2 hereof.

“Redemption Distribution” shall have the meaning set forth in Section 6.2(c) hereof.

“Registration Statement” shall have the meaning set forth in the Underwriting Agreement.

“Regulations” or “Treasury Regulations” shall mean the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” shall mean a real estate investment trust as defined in Section 856 of the Code.

“REIT Expenses” shall mean (i) costs and expenses incurred subsequent to the Completion of the Offering relating to the formation and continuity of existence of the General Partner and its subsidiaries (which subsidiaries shall, for purposes of this definition, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, and any and all costs, expenses or fees payable to any director or trustee of the General Partner or such subsidiaries, (ii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (iii) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (iv) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

“REIT Requirements” shall have the meaning set forth in Section 6.2 hereof.

“Requesting Party” shall have the meaning set forth in Section 12.2 hereof.

“Responding Party” shall have the meaning set forth in Section 12.2 hereof.

“Restricted Period” shall mean, with respect to Keith R. Guericke, the period of time during which Keith R. Guericke is president or chief executive officer of the General Partner or such longer period specified in an employment or non-competition agreement between Keith R. Guericke and the General Partner.

“Rights” shall have the meaning set forth in Section 11.1 hereof.

“SDAT” shall mean the Department as defined herein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Preferred Interest” shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series B Preferred Stock, as and when issued, which Series B Preferred Interest includes and shall include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

“Series B Preferred Stock” shall mean the preferred stock of the General Partner described in Article FIRST of the Articles Supplementary reclassifying the General Partner’s 7.875% Series B Cumulative Redeemable Preferred Stock as Series B Cumulative Redeemable Preferred Stock filed with the SDAT on or around January 14, 2004.

“Series B Preferred Units” shall mean the 7.875% Series B Cumulative Redeemable Preferred Units of limited partnership interests in the Partnership with rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth in Exhibit N.

“Series F Preferred Interest” shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series F Preferred Stock, as and when issued, which Series F Preferred Interest includes and shall include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

“Series F Preferred Stock” shall mean the preferred stock of the General Partner described in Article THIRD of the Articles Supplementary, reclassifying 1,000,000 shares of Common Stock as 1,000,000 shares of 7.8125% Series F Cumulative Redeemable Preferred Stock filed with the Department on or about September 23, 2003.

“Series G Preferred Interest” shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series G Preferred Stock, as and when issued, which Series G Preferred Interest includes and shall include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

“Series G Preferred Stock” shall mean the preferred stock of the General Partner described in Article THIRD of the Articles Supplementary, reclassifying 5,980,000 shares of Common Stock as 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock filed with the Department on or about July 26, 2006.

“Series Z Incentive Unit” shall mean a Series Z Incentive Unit of limited partnership interest in the Partnership with the rights set forth in this Agreement.

“Series Z Percentage Interest” shall mean, with respect to any holder of Series Z Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the product resulting from multiplying the total number of outstanding Series Z Incentive Units owned by such Partner by the Series Z Distribution Ratchet Percentage attributed to such holder’s Series Z Incentive Units, by (B) the sum of (x) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, the Series Z Incentive Units and the Series Z-1 Incentive Units), (y) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each Series Z Incentive Unit, calculated on a unit-by-unit basis, and (z) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.

“Series Z-1 Change in Control” shall mean the earliest to occur of any of the following:

(i)             any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of any of the General Partner or any of its subsidiaries or affiliates), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the General Partner representing thirty percent (30%) or more of the combined voting power of the General Partner’s then outstanding securities having the right to vote in an election of the General Partner’s Board of Directors (for purposes of this definition, “Voting Securities”) (other than as a result of an acquisition of securities directly from the General Partner). Notwithstanding the foregoing, a “Series Z-1 Change in Control” shall not be deemed to have occurred for purposes of this clause (i) solely as the result of an acquisition of securities by the General Partner which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person (as defined in the foregoing clause) to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if such person shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the General Partner) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities, then a “Series Z-1 Change in Control” shall be deemed to have occurred for purposes of this clause (i).

(ii)            the moment immediately prior to the consummation of a merger, reorganization or consolidation of the General Partner or the occurrence of any other event (including without limitation a tender or exchange offer), the result of which is that the “beneficial owners” (as such term is defined in Rule 13d-3 of the Exchange Act) of the Voting Securities of the General Partner before the merger, reorganization, consolidation or other transaction are not the “beneficial owners”, directly or indirectly, of a majority of the voting power of the surviving or resulting entity upon completion of such merger, reorganization, consolidation or other transaction;

(iii)           the moment immediately prior to the consummation of a merger, reorganization or consolidation of the Partnership, unless the General Partner immediately prior to such merger, reorganization or consolidation remains the sole general partner of the Partnership after such merger;

(iv)           the moment immediately prior to the consummation of a change (whether by removal, withdrawal, transfer or otherwise) in the General Partner of the Partnership;

(v)            persons who, as of the date of issuance of the first Series Z-1 Incentive Unit, constitute the General Partner’s Board of Directors (for purposes of this definition, the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender or exchange offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the General Partner (rounded up to the next whole number), provided that any person becoming a director of the General Partner subsequent to such date shall be considered an Incumbent Director if such person’s election was approved by, or such person was nominated for election by, a vote of a majority of the Incumbent Directors; provided, however, that any person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by, or on behalf of, a “person” other than the Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(vi)           the moment immediately prior to the consummation of a sale of all or substantially all of the assets of the General Partner and/or the Partnership.

“Series Z-1 Clawback Amount” shall mean, at any time with respect to each Series Z-1 Incentive Unit, an amount equal to the positive difference, if any, between (i) the then unpaid Capital Commitment with respect to such Series Z-1 Incentive Unit, and (ii) the sum of any distributions deemed to offset the Series Z-1 Clawback Amount in accordance with Section 6.2(e) below. The unpaid Capital Commitment of a Series Z-1 Partner with respect to a Series Z-1 Incentive Unit shall never be greater than the Series Z-1 Clawback Amount with respect to such Series Z-1 Incentive Unit, as adjusted from time to time.

“Series Z-1 Conversion Ratchet Percentage” with respect to any Series Z-1 Incentive Unit (i) shall equal 0% on the date of authorization of issuance, or upon issuance, of such Series Z-1 Incentive Unit, (ii) shall increase by twenty (20) percentage points on January 1 of the first calendar year after the date of authorization of issuance, or upon issuance, of such Series Z-1 Incentive Unit, on which (x) the holder of such Series Z-1 Incentive Unit is an employee of the General Partner and/or the Partnership and/or any subsidiary or affiliate thereof as of such January 1, (y) the Actual FFO Per Share of the General Partner for the calendar year preceding such January 1 is greater than or equal to the Series Z-1 Target FFO for such year, and (z) the Series Z-1 Conversion Ratchet Percentage prior to such increase is less than 100%, and (iii) shall increase ten (10) percentage points on January 1 of every calendar year thereafter on which the conditions in clauses (x), (y) and (z) of the immediately preceding clause (ii) are met; provided, however, that (a) the Compensation Committee may authorize the issuance of, or issue, Series Z-1 Incentive Units with a different schedule of percentage increase in the Conversion Ratchet Percentage than set forth in clauses (i), (ii) and (iii) above and such schedule shall be set forth in a subscription agreement executed at the time of issuance of the Series Z-1 Incentive Unit; and provided, further that such schedule is no less favorable to the Series Z-1 Partners than the schedule set forth in clauses (i), (ii) and (iii) above; and (b) if the Compensation Committee determines that Actual FFO Per Share is no longer an appropriate corporate performance parameter for establishing management objectives or that the applicable target levels are no longer feasible in light of factors or circumstances outside of the Partnership’s or the General Partner’s control (such as general economic conditions, legal/regulatory changes, war or similar events), it may, in its reasonable good faith discretion without any consent or other action on the part of the Series Z-1 Partners or any other Partners of the Partnership, revise and amend the requirement in (y) above (and any definitions involved therein) to reflect one or more different or additional parameters, objectives or performance measures, so long as the Compensation Committee, in its reasonable good faith discretion, determines that the revised or amended clause (y) is, considered as a whole, comparable or more effective as a means for analyzing the performance of the Partnership and incentivizing the Series Z-1 Partners (it being understood that such amended or restated clause (y) shall not be more difficult to achieve than the present requirements of clause (y)).

“Series Z-1 Distribution Ratchet Percentage” with respect to any Series Z-1 Incentive Unit (i) shall equal 10% on the date of authorization of issuance, or upon issuance, of such Series Z-1 Incentive Unit, (ii) shall increase, on January 1 of the first calendar year after the date of issuance of such Series Z-1 Incentive Unit, to (a) twenty-five percent (25%) if the Series Z-1 Conversion Ratchet Percentage with respect to such Series Z-1 Incentive Units also increases to twenty percent (20%), or (b) fifteen percent (15%) if the Series Z-1 Conversion Ratchet Percentage with respect to such Series Z-1 Incentive Units remains at 0%, (iii) shall increase, to the extent it has not already done so, to twenty-five percent (25%) at such time as such Series Z-1 Conversion Ratchet Percentage is equal to 20%, and (iv) after such time as the Conversion Ratchet Percentage with respect to such Series Z-1 Incentive Units is equal to or greater than 30%, the Series Z-1 Distribution Ratchet Percentage shall be equal to the Series Z-1 Conversion Ratchet Percentage with respect to such Series Z-1 Incentive Units; provided, however that the Compensation Committee may authorize the issuance of, or issue, Series Z-1 Incentive Units with a different schedule of percentage increase in the Distribution Ratchet Percentage than set forth in clauses (i), (ii) and (iii) above and such schedule shall be set forth in a subscription agreement executed at the time of issuance of the Series Z-1 Incentive Unit; and provided, further that such schedule is no less favorable to the Series Z-1 Partners than the schedule set forth in clauses (i), (ii)and (iii) above.

“Series Z-1 Forfeited Capital Account” shall mean that portion of the Capital Account attributable to a Series Z-1 Incentive Unit equal to the product of (a) the excess of (i) the Adjusted Capital Account Balance (as defined in Section 10.10(a)) allocable to such Series Z-1 Incentive Unit over (ii) the sum of (A) the capital contribution made with respect to such Series Z-1 Incentive Unit and (B) the excess of the sum of the net allocations of operating income made with respect to such Series Z-1 Incentive Unit for all fiscal years (taking into account allocations of Net Operating Loss made with respect to such Series Z-1 Incentive Unit for all fiscal years) over the distributions of operating cash flow made to such Series Z-1 Incentive Unit (except to the extent such allocations have reduced the Series Z-1 Clawback Amount) multiplied by (b) 100% minus the Series Z-1 Conversion Ratchet Percentage applicable to such Series Z-1 Incentive Unit.

“Series Z-1 Incentive Unit” shall mean a Series Z-1 Incentive Unit of limited partnership interest in the Partnership with the rights set forth in this Agreement.

“Series Z-1 Percentage Interest” shall mean, with respect to any holder of Series Z-1 Incentive Units, the undivided percentage ownership interest of such Partner in the Partnership as determined by dividing (A) the product resulting from multiplying the total number of outstanding Series Z-1 Incentive Units owned by such Partner by the Series Z-1 Distribution Ratchet Percentage attributed to such holder’s Series Z-1 Incentive Units, by (B) the sum of (x) the total number of Partnership Units then outstanding (excluding the Series B Preferred Interest, the Series B Partnership Units, the Series F Preferred Interest, Series G Preferred Interest, the Series Z Incentive Units and the Series Z-1 Incentive Units), (y) the total number of outstanding Series Z Incentive Units multiplied by the Distribution Ratchet Percentage with respect to each Series Z Incentive Unit, calculated on a unit-by-unit basis, and (z) the total number of outstanding Series Z-1 Incentive Units multiplied by the Series Z-1 Distribution Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.

“Series Z-1 Target FFO” shall be determined by the Compensation Committee at the time each Series Z-1 Incentive Unit is issued; the Compensation Committee shall set forth in Exhibit S hereto the Series Z-1 Target FFO amount for the fiscal year in which such Series Z-1 Incentive Unit is issued and also the amounts of the Series Z-1 Target FFO or a formula for such amounts for each fiscal year thereafter through the term of such Series Z-1 Incentive Unit; provided, however, that if the Compensation Committee determines that the Series Z-1 Target FFO amounts and/or formulae set forth in Exhibit S are no longer an appropriate corporate performance parameter for establishing management objectives or that the applicable target levels are no longer feasible in light of factors or circumstances outside of the Partnership’s or the General Partner’s control (such as general economic conditions, legal/regulatory changes, war or similar events), it may, in its reasonable good faith discretion without any consent or other action on the part of the Series Z-1 Partners or any other Partners of the Partnership, revise and amend the Series Z-1 Target FFO amounts and/or formulae set forth in Exhibit S (and any definitions involved therein) to reflect one or more different or additional parameters, objectives or performance measures, so long as the Compensation Committee, in its reasonable good faith discretion, determines that the revised or amended definition is, considered as a whole, comparable as a means for analyzing the performance of the Partnership and incentivizing the Series Z-1 Partners (it being understood that such amended or restated definition shall not be more difficult to achieve than the present requirements of this definition).

“Series Z-1 Trigger Event” shall mean the earliest to occur of any of the following events:

(i)             such time as a plan of dissolution or liquidation (but not including a deemed liquidation for tax purposes in connection with one or more transfers of interest in the Partnership) of the General Partner and/or the Partnership is duly adopted by appropriate corporate or partnership action;

(ii)            the date on which the Series Z-1 Conversion Ratchet Percentage applicable to all Series Z-1 Incentive Units held by then current employees of the General Partner and/or the Partnership (i.e., other than holders of Series Z-1 Incentive Units whose employment with the General Partner and/or the Partnership has terminated) reaches 100%;

(iii)           the earliest date on which the employment of all holders of Series Z-1 Incentive Units has been terminated; and

(iv)           fifteen (15) years after the date of issuance of the first Series Z-1 Incentive Unit.

“Stock Incentive Plans” shall have the meaning set forth in the Prospectus, along with any other employee or non-employee stock incentive, phantom unit or option plans adopted by the General Partner, and any amendments or amendment and restatements thereof.

“Substituted Limited Partner” shall mean a “substituted limited partner” as such term is defined in Section 15519 of the Act.

“Target FFO” shall mean Actual FFO Per Share equal to $4.29 with respect to fiscal year 2001 and, with respect to each fiscal year thereafter, shall mean Actual FFO Per Share equal to the lesser of (x) the product of $4.29 times 1.1N, where “N” is equal to 1 with respect to fiscal year 2002 plus an additional 1 for each fiscal year thereafter, and (y) 110% of the Actual FFO Per Share applicable to the immediately preceding fiscal year; provided, however, that if the Compensation Committee determines that Actual FFO Per Share is no longer an appropriate corporate performance parameter for establishing management objectives or that the applicable target levels are no longer feasible in light of factors or circumstances outside of the Partnership’s or the General Partner’s control (such as general economic conditions, legal/regulatory changes, war or similar events), it may, in its reasonable good faith discretion without any consent or other action on the part of the Series Z Partners or any other Partners of the Partnership, revise and amend this definition of Target FFO (and any definitions involved herein) to reflect one or more different or additional parameters, objectives or performance measures, so long as the Compensation Committee, in its reasonable good faith discretion, determines that the revised or amended definition is, considered as a whole, comparable as a means for analyzing the performance of the Partnership and incentivizing the Series Z Partners (it being understood that such amended or restated definition shall not be more difficult to achieve than the present requirements of this definition).

“Third Arbitrator” shall have the meaning set forth in Section 12.2 hereof.

“Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction Expense” shall have the meaning set forth in attached Exhibit I.

“Transfer” as a noun, shall mean any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer (including any transfer by operation of law or by merger or consolidation), and, as a verb, shall mean to sell, assign (including by operation of law or by merger or consolidation), convey, pledge, hypothecate, give, encumber or otherwise transfer.

“Treasury Regulations” or “Regulations” shall mean the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trigger Event” shall mean the earliest to occur of any of the following events:

(i)             such time as a plan of dissolution or liquidation (but not including a deemed liquidation for tax purposes in connection with one or more transfers of interest in the Partnership) of the General Partner and/or the Partnership is duly adopted by appropriate corporate or partnership action;

(ii)            the date on which the Conversion Ratchet Percentage applicable to all Series Z Incentive Units held by then current employees of the General Partner and/or the Partnership (i.e., other than holders of Series Z Incentive Units whose employment with the General Partner and/or the Partnership has terminated) reaches 100%;

(iii)           the earliest date on which the employment of all holders of Series Z Incentive Units has been terminated; and

(iv)           January 1, 2016.

“Underwriting Agreement” shall mean that certain Purchase Agreement dated June 6, 1994, among the General Partner, the Partnership and the representatives of the several underwriters named in Schedule I thereto.

“Washington Partnership Interests” shall mean a one percent (1%) limited partnership interest in each of the Washington Partnerships contributed to EWIP by the Partnership.

“Washington Partnerships” shall mean those two (2) Existing Partnerships listed on Exhibit G attached to the Original Agreement.

“Weighted Number of Series Z Incentive Units” as determined from time to time shall mean the total number of outstanding Series Z Incentive Units, multiplied by the Conversion Ratchet Percentage with respect to each such Series Z Incentive Unit, calculated on a unit-by-unit basis.

“Weighted Number of Series Z-1 Incentive Units” as determined from time to time shall mean the total number of outstanding Series Z-1 Incentive Units, multiplied by the Series Z-1 Conversion Ratchet Percentage with respect to each such Series Z-1 Incentive Unit, calculated on a unit-by-unit basis.

“Wharfside Property” shall mean that certain improved real property located in Seattle, Washington, and commonly known as Wharfside Pointe Apartments.

1.2            Exhibit, Etc.  References to “Exhibit” or to a “Schedule” are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an “Article” or a “Section” are, unless otherwise specified, to one of the Articles or Sections of this Agreement.  Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

ARTICLE II
ORGANIZATION

2.1            Continuation of the Partnership.  The parties hereto do hereby continue the Partnership, subject to the terms and conditions hereinafter set forth.  The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided.  The General Partner executed the Certificate and filed it with the Office of the Secretary of State of the State of California in connection with the formation of the Partnership.  A certified copy of the amendment to the Certificate shall be filed for record in each county in which the Partnership shall own real property or an interest therein, and the General Partner shall cause such other notice, instrument, document or certificate as may be required by applicable law, and which may be necessary to enable the Partnership to conduct its business and to own the Properties under the Partnership name, to be filed or recorded in all appropriate public offices.  The General Partner shall execute and file with the Office of the Secretary of State of the State of California any amendments to the Certificate required by law.  A certified copy of each such amendment shall be filed by the General Partner for record in each county in which a copy of the Certificate has been filed for record.

2.2            Name.  The business of the Partnership shall be conducted under the name of Essex Portfolio, L.P. or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name.

2.3            Character of the Business.  The purpose of the Partnership shall be to acquire, hold, own, develop, redevelop, construct, finance, improve, maintain, operate, manage, sell, provide seller financing, lease, transfer, encumber, convey, exchange, lend money, and otherwise dispose of or deal with Properties and ownership interests therein; to acquire, hold, own, develop, redevelop, construct, finance, improve, maintain, operate, manage, sell, provide seller financing, lease, transfer, encumber, convey, exchange, lend money, and otherwise dispose of or deal with real and personal property of all kinds, whether owned by the Partnership or otherwise; to be a partner in and to exercise all of the powers of a partner in other partnerships; subject to compliance with the REIT Requirements, to be a member in and to exercise all of the powers of a member in a limited liability company; to be a shareholder in a corporation, including, without limitation, the Property Manager (provided that the Partnership shall not have more than a ten percent (10%) voting interest in the Property Manager or any other corporation structured similarly thereto); and to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes.  The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.  In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority, directly or through its interests in EWIP, any of the other Investment Entities, the Washington Partnerships, the Property Manager or the Pathways Common Tenancy, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien, and, directly or indirectly, to acquire and construct additional Properties necessary or useful in connection with its business, and to lend money secured by additional Properties and other real and personal property.

2.4            Location of the Principal Place of Business.  The location of the principal place of business of the Partnership shall be at 925 East Meadow Drive, Palo Alto, California 94303, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

2.5            Agent for Service of Process.  The Partnership hereby appoints Jordan Ritter, Esq., whose address is 925 East Meadow Drive, Palo Alto, California 94303, as its agent for service of process.  Such agent may be changed from time to time by the General Partner in its sole discretion by filing an amendment to the Certificate.

2.6            Certificates of Ownership.  Each Partner’s Partnership Units shall be evidenced by one or more registered certificates of ownership, which certificates shall be executed by the General Partner.  Such certificates shall contain a legend evidencing the restrictions on transfer of the Partnership Units, which legend shall be substantially similar to the legend contained on the cover page of this Agreement.

ARTICLE III
TERM

3.1            Commencement.  The Partnership commenced business as a limited partnership upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of California, on March 15, 1994.

3.2            Termination.  The Partnership shall continue until December 31, 2054, unless it is dissolved and wound up sooner pursuant to the provisions of Article VIII hereof or otherwise as provided by law.

ARTICLE IV
CONTRIBUTIONS TO CAPITAL

4.1            General Partner Capital Contribution.  Concurrent with the Completion of the Offering, the General Partner contributed to the Partnership as its initial contribution to the capital of the Partnership an amount equal to the difference between the Gross Offering Proceeds and the Initial Offering Expenses.  Subsequent to the Completion of the Offering, as of the date hereof, the General Partner has contributed as additional Capital Contributions (a) an amount equal to the net proceeds from the issuances of shares of Preferred Stock, and (b) the net proceeds from public, underwritten offerings of Common Stock completed subsequent to the Offering.

4.2            Limited Partner Capital Contributions. Prior to or concurrent with the Completion of the Offering, certain Limited Partners contributed, or caused to be contributed, as its initial Capital Contribution to the capital of the Partnership, all of such Limited Partner’s right, title and interest in the Purchase Contracts, the Contributed Interests and the Plumtree Property.

4.3            Issuances of Additional Partnership Interests.

(a)            Without the consent of any Limited Partner, but subject to the terms of Section 9.4 below, the General Partner may from time to time, upon its determination that the issuance of additional Partnership Units (“Additional Units”) is in the best interests of the Partnership and upon not less than fifteen (15) days’ prior written notice to the Limited Partner Representative (provided that prior notice shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time of such issuance), cause the Partnership to issue to the Partners (including the General Partner) or other Persons Additional Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the General Partner shall determine, including, without limitation, rights, powers and duties senior to the Limited Partner’s Partnership Interests, and, if necessary, admit any such other Person as an additional Limited Partner (“Additional Limited Partner”) (in accordance with Section 4.6 hereof), in exchange for the Capital Contribution by such Partner or Person of cash and/or property.  Without limiting the provisions of this Article IV, the General Partner is expressly authorized to cause the Partnership to issue Additional Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the Partnership.  In the event that Additional Units are issued by the Partnership pursuant to this Section 4.3(a):

(i)             the Percentage Interest of the Person to whom the Additional Units are being issued shall be equal to a fraction, the numerator of which is equal to the number of Partnership Units issued to such Person as of the date of contribution to the Partnership (the “Contribution Date”) and the denominator of which is equal to the total number of issued and outstanding Partnership Units on the Contribution Date (including the Partnership Units issued to such Person); and

(ii)            the Percentage Interests of each Partner other than the Person to whom Additional Units are being issued shall be adjusted, as of the Contribution Date, such that the Percentage Interest of each such Partner shall be equal to a fraction, the numerator of which is equal to the number of Partnership Units owned by such Partner and the denominator of which is the total number of Partnership Units specified in the denominator of the fraction described in subparagraph (i) of this Section 4.3(a).

As soon as reasonably practicable following the issuance of Additional Units, the General Partner shall provide written notice to each of the Limited Partners informing the Limited Partners of the number of Additional Units issued and the identity of the issue.  Notice of such number and such identity shall be deemed to have been given when such information is disclosed in a document publicly filed with the SEC.

(b)            The General Partner may not cause the Partnership to issue Additional Units or other Partnership Interests to itself unless either:

(i)             (A) the Additional Units or additional Partnership Interests are issued in connection with an issuance of shares of the capital stock of the General Partner (including shares of Common Stock issued by the General Partner to the Partnership to satisfy the Partnership’s redemption obligations under Article XI hereof), which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the Additional Units or additional Partnership Interests issued to the General Partner in accordance with Section 4.3(a) hereof, and (B) except for shares of Common Stock issued by the General Partner to the Partnership to satisfy the Partnership’s redemption obligation under Article XI hereof, the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of the General Partner; or

(ii)            the Additional Units or additional Partnership Interests are issued to all Partners pro rata in accordance with their respective Percentage Interests.

(c)            After the date hereof, the General Partner shall not issue any additional shares of Common Stock or Preferred Stock (other than shares of Common Stock or Preferred Stock issued pursuant to Article XI hereof or any exchange right or redemption right applicable to any Preferred Interest), rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock or Preferred Stock (collectively, “New Securities”) other than to all holders of the shares of Common Stock (or, to the extent such New Securities relate to Preferred Stock, to all holders of the shares of Preferred Stock) unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interest or rights, options warrants or other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner contributes the proceeds, if any (subject to actual or deemed reimbursement of any expenses, including underwriting discount commission or fees by the Partnership to the General Partner pursuant to Section 7.1 hereof) from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value (so long as the General Partner concludes in good faith that such issuance is in the best interests of the Partnership) and to cause the Partnership to issue to the General Partner corresponding Partnership Interests.

(d)            Notwithstanding anything contained herein to the contrary, the liability of the Limited Partners shall be limited to the aggregate amount of any capital contributions made by the Limited Partners pursuant to this Agreement.  Except to the extent that additional capital contributions are unanimously approved by the Partners, the Limited Partners shall have no personal liability to contribute or lend money to, or in respect of, the liabilities or the obligations of the Partnership.

(e)            Notwithstanding the provisions of Section 4.3(a) above, there shall be no adjustment of the Percentage Interests of the Partners on account of the additional Capital Contribution by the General Partner to the Partnership of the net proceeds from the sale of the Series F Preferred Stock or of the net proceeds from the sale of the Series G Preferred Stock.

4.4            Options.  If at any time or from time to time Options granted in connection with either any Stock Incentive Plan or the M&M Option Agreement are exercised in accordance with the terms of such Stock Incentive Plans or the M&M Option Agreement or Common Stock is issued pursuant to any stock purchase plan, dividend reinvestment plan or open enrollment plan adopted by the General Partner (as the case may be):

(a)            the General Partner shall, on or about the last business day of each calendar year, contribute to the capital of the Partnership an amount equal to the exercise price paid during such year to the General Partner by such exercising party in connection with the exercise of the Option or the purchase price of the Common Stock issued pursuant to such stock purchase plan or dividend reinvestment plan;

(b)            the General Partner shall be issued Additional Units equal to the number of shares of Common Stock delivered by the General Partner to such exercising party or purchaser;

(c)            the General Partner shall be deemed to have made an additional Capital Contribution, in an amount equal to the Current Per Share Market Price (as of the Trading Date immediately preceding the date on which the exercise price or the purchase price (as the case may be) is contributed to the capital of the Partnership) multiplied by the number of shares of Common Stock delivered by the General Partner to such exercising party or purchaser; and.

(d)            the Percentage Interests of the Partners shall be adjusted in the manner set forth in Section 4.3(a) above.

4.5            Contribution of Proceeds of Issuance of Shares of Common Stock and Preferred Stock. In connection with the issuance of shares of Common Stock or Preferred Stock pursuant to Section 4.3 hereof, the General Partner shall make a Capital Contribution to the Partnership of the proceeds raised in connection with such issuance, provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commission or fee or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.1 hereof for the amount of such underwriter’s discount, commission or fee or other expenses. A redemption of a Partnership Unit, whether by the Partnership or the General Partner, shall not constitute an issuance of shares of Common Stock or Preferred Stock for purposes of this Section 4.5.

4.6            Admission of Additional Limited Partners.

(a)            After the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) a written agreement in form satisfactory to the General Partner accepting all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b)            No Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion for any or no reason.  The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)            If an Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using any permissible method selected by the General Partner.  Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all Partners and Assignees including such Additional Limited Partner.

(d)            The General Partner shall be authorized on behalf of each of the Partners to amend this Agreement to reflect the admission of any Additional Limited Partner or any increase in the Percentage Interests of any Partner and the corresponding reduction of the Percentage Interests of the other Partners in accordance with the provisions of Section 4.3 hereof and this Section 4.6, and the General Partner shall as soon as practicable thereafter deliver a copy of such amendment to each Limited Partner, provided that, with respect to any such amendment, such amendment shall be deemed to have been delivered when such amendment is publicly filed with the SEC.  Notwithstanding anything contained herein to the contrary, an Additional Limited Partner that acquires Additional Units pursuant to Section 4.3 hereof and this Section 4.6 shall not acquire any interest in, and may not exercise or otherwise participate in, any Rights pursuant to Article XI and attached Exhibit I.  At the sole election of the General Partner, such Additional Limited Partner may be provided with conversion rights similar to the Rights (with such modifications to the same as the General Partner shall require), provided that any such rights shall provide that, upon the exercise of any such rights by such Additional Limited Partner, at the option of the General Partner, the Partnership may redeem for the Cash Amount any Partnership Units for which conversion is requested (provided that, for such purposes, the Cash Amount shall be determined based on the average of the Closing Prices for the ten (10) trading days immediately prior to the date on which such rights are exercised by such Additional Limited Partner, unless the provisions of Section 7(c) of Exhibit I are applicable, in which event the provisions of Section 7(c) shall determine the calculation of the Cash Amount).  The General Partner shall notify the Limited Partners of such acquisition of Rights as soon as reasonably practicable after the occurrence thereof, provided that such notification shall be deemed to have been given when such acquisition of Rights is disclosed in a document publicly filed with the SEC.

(e)            Effective immediately prior to the effectiveness of the next succeeding sentence, the capital accounts of the Partnership were adjusted to reflect each Partner’s share of the net fair market value of the Partnership’s assets (a “book-up”) by adjusting the Gross Asset Values of all Partnership assets to their respective gross fair market values and allocating the amount of such adjustment as Net Property Gain or Net Property Loss pursuant to Exhibit E hereof.  Effective as of June 28, 2001, each of the Series Z Partners was hereby admitted as an Additional Limited Partner in accordance with Section 4.6 of this Agreement holding that number of Series Z Incentive Units as is set forth next to his or her name on Exhibit Q.

(f)             Effective immediately prior to the initial issuance of the Series Z-1 Incentive Units and the admission of the initial Series Z-1 Partners as Additional Limited Partners, the capital accounts of the Partnership were adjusted to reflect each Partner’s share of the net fair market value of the Partnership’s assets (a “book-up”) by adjusting the Gross Asset Values of all Partnership assets to their respective gross fair market values and allocating the amount of such adjustment as Net Property Gain or Net Property Loss pursuant to Exhibit E hereof. Each person who is issued a Series Z-1 Incentive Unit shall (a) make a Capital Commitment to the Partnership in the amount of $1.00 per Unit and (b) be admitted as an Additional Limited Partner in accordance with Sections 4.3 and 4.6 of this Agreement, holding that number of Series Z-1 Incentive Units as is set forth next to his or her name on Exhibit R. It is the intention of the Partnership that only directors, officers or other employees of the General Partner shall be issued Series Z-1 Incentive Units and only such persons may become Series Z-1 Partners. At the Partnership’s election, taking into account the provisions of Section 402 of the Sarbanes-Oxley Act of 2002, the Partnership may allow a Series Z-1 Partner to have a positive Series Z-1 Clawback Amount; provided, however, that prior to a Series Z-1 Partner becoming a director or executive officer of the General Partner, within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002, as amended, such Series Z-1 Partner shall pay to the Partnership the aggregate Capital Commitment for the Series Z-1 Incentive Units that have been issued to such Series Z-1 Partner. If the Partnership does not elect to allow a Series Z-1 Partner to have such a positive Series Z-1 Clawback Amount, then upon the issuance of any Series Z-1 Incentive Units to such Series Z-1 Partner, the Capital Commitment calculated on a unit-by-unit basis for such Series Z-1 Incentive Units shall be immediately due and payable to the Partnership. Each person who is issued a Series Z-1 Incentive Unit shall become a party to this Agreement as a Limited Partner and shall be bound by all the terms, conditions and other provisions of this Agreement. Pursuant to Section 4.6(b) of this Agreement, the General Partner hereby consents to the admission of each Person who is issued a Series Z-1 Incentive Unit as an Additional Limited Partner of the Partnership. The admission of a Series Z-1 Partner shall become effective as of the date such Series Z-1 Partner has executed a counterpart signature page to the relevant amendment to the Amended and Restated Agreement, or executes a counterpart signature page to this Agreement (and such other written agreements as the General Partner may require), which shall also be the date on which the name of a Series Z-1 Partner is recorded on the books and records of the Partnership. The admission of a Series Z-1 Partner shall not require the consent or approval of any other Limited Partner.

4.7            No Third Party Beneficiary.  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the Partners and their respective successors and assigns.  None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

4.8            No Interest; No Return.  No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.  Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

ARTICLE V

[INTENTIONALLY OMITTED]

ARTICLE VI
ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

6.1            Allocations.  Net Income, Net Loss and/or other Partnership items shall be allocated pursuant to the provisions of attached Exhibit E.

6.2            Distributions.  The General Partner shall cause the Partnership to distribute all or a portion of Available Cash to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly in such amounts as the General Partner shall determine; provided, however, that notwithstanding the foregoing, the General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts to enable the General Partner to pay shareholder dividends that will (1) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (2) avoid any federal income or excise tax liability of the General Partner; and provided further, that all such distributions shall be made in accordance with the provisions of this Section 6.2.

(a)            Distributions shall be made in accordance with the following order of priority:

(i)             First, on a pro rata basis, (based upon the same ratio that accrued distributions per share of Series B Preferred Stock, Series F Preferred Stock and Series G Preferred Stock and per unit of Series B Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such stock or units do not have cumulative distribution rights) bear to each other) (w) to the General Partner, on account of the Series B Preferred Interest, Series F Preferred Interest and Series G Preferred Interest until the total amount of distributions made pursuant to this Section 6.2(a)(i)(w) equals the total amount of accrued but unpaid distributions (if any) payable with respect to the Series B Preferred Stock, the Series F Preferred Stock and Series G Preferred Stock as of the date of such distribution; and (y) to the Limited Partners holding Series B Preferred Units, on account of the Series B Preferred Units until the total amount of distributions made pursuant to this Section 6.2(a)(i)(y) equals the total amount of accrued but unpaid distributions (if any) payable with respect to the Series B Preferred Units, in accordance with Exhibit N of the Partnership Agreement, as of the date of such distribution.

(ii)            Next, to the Partners, pro rata in accordance with the Partners’ then Percentage Interests.

Neither the Partnership nor the Limited Partners shall have any obligation to see that any funds distributed to the General Partner pursuant to subparagraph (a)(i) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Series B Preferred Stock, the Series F Preferred Stock or the Series G Preferred Stock (or any other Preferred Stock) or that funds distributed to the General Partner pursuant to subparagraph (a)(ii) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Common Stock or for any other purpose.

(b)            Upon the receipt by the General Partner of each Exercise Notice pursuant to which one or more Limited Partners exercise Rights in accordance with the provisions of Article XI hereof, the General Partner shall, unless the General Partner is required or elects only to issue Common Stock to such exercising Limited Partners, cause the Partnership to distribute to the Partners all or a portion of Available Cash, which distribution shall be made prior to the closing of the purchase and sale of the Offered Units specified in such Exercise Notice, and which distribution shall be made in accordance with subparagraph (a) of this Section 6.2.  Notwithstanding the foregoing, the General Partner shall have the right in its sole discretion to delay the actual distribution of Available Cash to the Partners required by this Section 6.2(b) until the next scheduled distribution of Available Cash.

(c)            Notwithstanding the foregoing, the General Partner may, in its sole discretion, at any time when any Preferred Stock (including any Series B Preferred Stock, Series F Preferred Stock, Series G Preferred Stock or any other Preferred Stock) is outstanding, make a special distribution to itself, alone, on account of the Preferred Interest relating to such Preferred Stock, for the sole purpose of, and in an amount no greater than such amount as will be used by the General Partner for, redemption of all or any part of such outstanding Preferred Stock (any such distribution shall be referred to as a “Redemption Distribution”). There shall be no adjustments of the Percentage Interests of the Partners on account of any Redemption Distribution.

(d)            Notwithstanding the foregoing, at any time that the Clawback Amount with respect to a Series Z Incentive Unit is greater than zero, then, to the extent of such Clawback Amount, the distributions otherwise provided for by this Section with respect to such Series Z Incentive Unit shall not be paid in cash and shall instead be deemed to offset the applicable Series Z Partners’ unpaid Capital Commitment and thereby reduce the then existing Clawback Amount with respect to such Series Z Incentive Unit in an amount equal to the distributions that would have otherwise been paid with respect to such Series Z Incentive Unit.

(e)            Notwithstanding the foregoing, at any time that the Series Z-1 Clawback Amount with respect to a Series Z-1 Incentive Unit is greater than zero, then, to the extent of such Series Z-1 Clawback Amount, the distributions otherwise provided for by this Section with respect to such Series Z-1 Incentive Unit shall not be paid in cash and shall instead be deemed to offset the applicable Series Z-1 Partners’ unpaid Capital Commitment and thereby reduce the then existing Series Z-1 Clawback Amount with respect to such Series Z-1 Incentive Unit in an amount equal to the distributions that would have otherwise been paid with respect to such Series Z-1 Incentive Unit.

(f)             Distributions made pursuant to this Section 6.2 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such LTIP Unit was issued by the Partnership. The intent of this Section 6.2(f) is to ensure that any LTIP Units issued after the date of the 2007 Outperformance Plan qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and Section 6.2 shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 6.2(f) to ensure that any LTIP Units granted after the date of the 2007 Outperformance Plan will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

(g)            Limitation on Distributions.  Notwithstanding anything to the contrary in this Agreement, a holder of Series Z Incentive Units, Series Z-1 Incentive Units or LTIP Units shall receive cash distributions only to the extent that there have been allocations of Net Income to such holder pursuant to Exhibit E of this Agreement.

(h)            Notwithstanding anything to the contrary in this Agreement, a holder of LTIP Units may convert all or a portion of his or her Vested LTIP Units into Common Units, a holder of Series Z Incentive Units may convert all or a portion of his or her vested Series Z Incentive Units into Common Units, and a holder of Series Z-1 Incentive Units may convert all or a portion of his or her vested Series Z-1 Incentive Units into Common Units, only to the extent of the balance in such holder’s Capital Account, after giving effect to any adjustments to or “book ups” of such Capital Account pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) in connection with, but not limited to, the occurrence of the events set forth in Section 3(g) of Exhibit E of this Agreement.

6.3            Withholding.  The General Partner may withhold taxes from any allocation or distribution to any Partner to the extent required by the Code or any other applicable law.  For purposes of this Agreement, any taxes so withheld by the Partnership shall be deemed to be a distribution or payment to such Partner, reduce the amount otherwise distributable or allocable to such Partner pursuant to this Agreement and reduce the Capital Account of such Partner.

6.4            Books of Account.  At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership’s business, and all of such other transactions, matters and things relating to the business of the Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character.  In addition, the Partnership shall keep all records as required to be kept pursuant to the Act.  The books and records of account shall be kept at the principal office of the Partnership, and each Partner shall at all reasonable times have access to such books and records and the right to inspect the same.

6.5            Reports.  The General Partner shall cause to be submitted to the Limited Partners promptly upon receipt of the same from the Accountants and in no event later than April 1 of each year, copies of Audited Financial Statements prepared on a consolidated basis for the Partnership, EWIP and any of the other Investment Entities, the Washington Partnerships, and the Property Manager as well as any other Entities that the General Partner deems appropriate to consolidate with the foregoing, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants.  The Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with REIT Requirements.

6.6            Audits.  Not less frequently than annually, the books and records of the Partnership shall be audited by the Accountants.

6.7            Tax Elections and Returns.  All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the General Partner in its sole discretion; provided, however, the General Partner shall, if requested by a transferee, file an election on behalf of the Partnership pursuant to Section 754 of the Code to adjust the basis of the Partnership property in the case of a transfer of a Partnership Interest, including transfers made in connection with the exercise of Rights, made in accordance with the provisions of this Agreement.  The General Partner shall cause the Accountants to prepare and file all state and federal tax returns on a timely basis.  The General Partner shall cause the Accountants to prepare and submit to the Limited Partners on or before April 1 of each year for review all federal and state income tax returns of the Partnership.  If a Majority-in-Interest of the Limited Partners determines that any modifications to the tax returns of the Partnership should be considered, such Limited Partners shall, within thirty (30) days following receipt of such tax returns from the Accountants or the General Partner, indicate to the Accountants the suggested revisions to the tax returns, which returns shall be resubmitted to the Limited Partners for their review (but not approval).  The Limited Partners shall complete their review of the resubmitted returns within ten (10) days after receipt thereof from the Accountants or the General Partner.  The General Partner shall consult in good faith with the Limited Partners regarding any proposed modifications to the tax returns of the Partnership.  A statement of the allocation of Net Income or Loss of the Partnership shown on the annual income tax returns prepared by the Accountants shall be transmitted and delivered to the Limited Partners within ten (10) days of the receipt thereof by the Partnership.  The General Partner shall be responsible for preparing and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items and copies of the tax returns of the Washington Partnerships, EWIP and other Investment Entities, as well as, to the extent appropriate, all other Entities in which the Partnership or any of the foregoing has an equity interest, all within the period of time prescribed by law.

6.8            Tax Matters Partner.  The General Partner has been designated and shall continue to be the tax matters partner (the “Tax Matters Partner”) within the meaning of Section 6231(a)(7) of the Code for the Partnership; provided, however, (i) in exercising its authority as Tax Matters Partner it shall be limited by the provisions of this Agreement affecting tax aspects of the Partnership; (ii) the General Partner shall consult in good faith with the Limited Partners regarding the filing of a Code Section 6227(b) administrative adjustment request with respect to the Partnership or a Property before filing such request, it being understood, however, that the provisions hereof shall not be construed to limit the ability of any Partner, including the General Partner, to file an administrative adjustment request on its own behalf pursuant to Section 6227(a) of the Code; (iii) the General Partner shall consult in good faith with the Limited Partners regarding the filing of a petition for judicial review of an administrative adjustment request under Section 6228 of the Code, or a petition for judicial review of a final partnership administrative judgment under Section 6226 of the Code relating to the Partnership before filing such petition; (iv) the General Partner shall give prompt notice to the Limited Partners of the receipt of any written notice that the Internal Revenue Service or any state or local taxing authority intends to examine Partnership income tax returns for any year, receipt of written notice of the beginning of an administrative proceeding at the Partnership level relating to the Partnership under Section 6223 of the Code, receipt of written notice of the final Partnership administrative adjustment relating to the Partnership pursuant to Section 6223 of the Code, and receipt of any request from the Internal Revenue Service for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Partnership; and (v) the General Partner shall promptly notify the Limited Partners if the General Partner does not intend to file for judicial review with respect to the Partnership.

ARTICLE VII
RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER

7.1            Expenditures by Partnership.  The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership.  All of the aforesaid expenditures shall be made on behalf of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership.  The Partnership shall also assume, and pay when due, all Administrative Expenses.

7.2            Powers and Duties of General Partner.  The General Partner shall be responsible for the management of the Partnership’s business and affairs.  Except as otherwise herein expressly provided, and subject to the limitations contained in Section 7.3 hereof with respect to Major Decisions and the limitations set forth in Section 9.1 hereof, the General Partner has and shall have full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized.  Except as otherwise expressly provided herein, and subject to Section 7.3 hereof, the General Partner shall have the right, power and authority:

(a)            To manage, control, invest, reinvest, acquire by purchase, lease, exchange or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Partnership;

(b)            To acquire, directly or indirectly, interests in real estate or entities owning real estate of any kind and of any type, and any and all kinds of interests therein (whether through direct ownership, partnerships, security interests or any other type of interests), and to determine the manner in which title thereto is to be held; to manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to re-subdivide, to contract to sell or exchange, to grant options to purchase, lease or exchange, to sell or exchange on any terms; to convey, to mortgage or receive mortgages, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions or any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on any real property in which the Partnership owns an interest; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in any land trust in which the Partnership owns a beneficial interest;

(c)            To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

(d)            To negotiate and enter into contracts on behalf of the Partnership that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or implementation of the General Partner’s powers under this Agreement;

(e)            To enter into, make, amend, perform and carry out or cancel and rescind, contracts and other obligations, including, without limitation, guarantees and indemnity agreements, for any purpose pertaining to the business of the Partnership, the Washington Partnerships, EWIP, any other Investment Entities and the Property Manager as well as any other Entity in which the Partnership or any of the other foregoing Entities has an equity interest; and to loan money to, borrow money from and engage in transactions with Affiliates of the Partnership or any other Person;

(f)             To borrow money, procure loans and advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

(g)            To pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing;

(h)            To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership’s assets or for any purpose convenient or beneficial to the Partnership;

(i)             To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership’s name; to execute, procure, consent to and authorize extensions and renewals of any of the foregoing; to make deposits into and withdrawals from the Partnership’s bank accounts and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts;

(j)             To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interest, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

(k)            To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

(l)             To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

(m)           To maintain the Partnership’s books and records;

(n)            To prepare and deliver, or cause to be prepared and delivered by the Partnership’s Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all Federal and state tax returns and reports;

(o)            Subject to compliance with the REIT Requirements, to prepare and deliver all financial, regulatory, tax and other filings or reports to governmental or other agencies having jurisdiction over the Partnership; and

(p)            To act in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any Person with respect to any business of the partnership;

(q)            To become a partner or member in, and perform the obligations of a partner or member of, any general or limited partnership or limited liability company;

(r)             To apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of any of the foregoing;

(s)            To do all acts which are necessary, customary or appropriate for the protection and preservation of the Partnership’s assets, including the establishment of reserves; and

(t)             To do all other actions of a partner in a partnership without limited partners, recognizing that the Limited Partners shall have only the right and authority to participate in the affairs of the Partnership to the extent specifically set forth in this Agreement.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties on behalf of the Partnership or to undertake any individual liability or obligation on behalf of the Partnership.  Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation.  The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not in itself constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

7.3            Major Decisions.  The General Partner shall not, without the prior Consent of the Limited Partners, on behalf of the Partnership, undertake any of the following actions (the “Major Decisions”):

(a)            Terminate this Agreement or, except as expressly provided otherwise herein, amend or modify this Agreement.

(b)            Make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership.

(c)            Take title to any personal or real property, other than in the name of the Partnership or pursuant to Section 7.8 hereof.

(d)            Institute any proceeding for Bankruptcy on behalf of the Partnership.

(e)            Dissolve the Partnership, except as otherwise set forth in this Partnership Agreement.

Notwithstanding the foregoing, the action described in Section 7.3(a) shall not be a Major Decision if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time that such action is undertaken and the actions described in Sections 7.3(b), (d) and (e) shall not be Major Decisions if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time that such action is undertaken.

7.4            Actions with Respect to Certain Documents.  Notwithstanding the provisions of Section 7.3 hereof to the contrary, whenever the consent, agreement, authorization or approval of the Partnership is required under any agreement to which the Limited Partners and/or their Controlled Entities are parties in interest other than in their capacities as Limited Partners of the Partnership, the Consent of the Limited Partners shall not be required.

7.5            General Partner Participation.  The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and ownership of Properties, shall be conducted through the Partnership (except that the General Partner shall be permitted to possess an ownership interest in EWIP or some other Entity (collectively, the “Investment Entities”) so long as the Partnership’s interest in any property, partnership, limited liability company or other Entity in which the Investment Entity has an ownership interest is at least 99 times the Investment Entity’s interest).  Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property unless the Partnership participates in, or otherwise acquires an interest in, such real or personal property at least to the extent of 99 times such proposed participation by the Investment Entity, provided that the Consent of the Limited Partners shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time that the General Partner undertakes such action.  The General Partner agrees that all borrowings for the purpose of making distributions to its stockholders will be incurred by the Partnership and the proceeds of such indebtedness will be included as Net Financing Proceeds hereunder (provided that the foregoing shall not prohibit the General Partner from guaranteeing or co-signing an obligation of any of the foregoing Entities).

7.6            Proscriptions.  The General Partner shall not have the authority to:

(a)            Do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

(b)            Possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or

(c)            Do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

7.7            Additional Limited Partners.  Additional Limited Partners may be admitted to the Partnership only as provided in this Agreement.

7.8            Title Holder.  To the extent allowable under applicable law, title to all or any part of the properties of the Partnership may be held in the name of the Partnership or any other Person, the beneficial interest in which shall at all times be vested in the Partnership.  Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner, consistent with the business purpose of the Partnership.

7.9            Compensation of the General Partner.  The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner, except with respect to reimbursement for those costs and expenses constituting Administrative Expenses.

7.10          Waiver and Indemnification.

(a)            Neither the General Partner nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner’s or such other Person’s conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, misconduct, bad faith, or gross negligence.  The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates and any individual or Entity acting on their behalf from any loss, damage, claim or liability, including, but not limited to, reasonable attorneys’ fees and expenses, incurred by them by reason of any acts or omissions performed or omitted to be performed by them in connection with the business and affairs of the Partnership as described herein, subject to the standards set forth above; provided, however, no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.

(b)            Any Person entitled to indemnification under this Agreement shall be entitled to receive, upon application therefor, the costs reasonably incurred defending any proceeding against such Person; provided, however, that such advances shall be repaid to the Partnership, without interest, if such Person is found by a court of competent jurisdiction upon entry of a final judgment not to be entitled to such indemnification.  All rights of the indemnitee hereunder shall survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder.  The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or in equity.  Indemnification pursuant to this Agreement shall be made solely and entirely from the assets of the Partnership, and no Partner shall be liable therefor.

7.11          Contracts With Controlled Entities.  The General Partner may contract with any Controlled Entities for the provision of property management, asset management, brokerage or similar services or any other services customarily rendered by the Controlled Entities; provided that all such contracts or agreements shall be for compensation and on terms and conditions substantially similar to other such contracts or agreements available from similarly qualified third parties.

7.12          Operation in Accordance with REIT Requirements.  The General Partner is a REIT and is subject to the provisions of Section 856 through and including 860 of the Code.  The Partners have agreed that it is their intent that the Partnership be operated in a manner that will enable the General Partner to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability.  The General Partner shall use its best efforts to cause the Partnership to avoid taking any action that would result in the General Partner ceasing to satisfy the REIT Requirements or would result in the imposition of any federal income or excise tax liability on the General Partner.  So long as the General Partner owns, directly or indirectly, any interest in the Partnership, then notwithstanding any other provision of this Agreement, and except as expressly permitted by Section 7.13 hereof:

(i)             leases or subleases of any of the Partnership’s real estate assets shall provide for rents which qualify as “rents from real property” within the meaning of Section 856(d) of the Code with respect to the General Partner;

(ii)            the Partnership shall not furnish or render services to tenants or other persons that are not usually or customarily rendered in connection with the rental of real property in order that the rents received by the partnership with respect to its real estate assets qualify as “rents from real property” within the meaning of Section 856(d) of the Code with respect to the General Partner;

(iii)           the Partnership shall not own, directly or indirectly or by attribution (in accordance with the attribution rules referred to in Section 856(d) of the Code), in the aggregate more than 1% of all classes of stock or more than 1% of the voting power (or, with respect to any such person which is not a corporation, an interest of 1% or more in the assets or net profits of such person) of a lessee or sublessee of all or any part of the real estate assets of the Partnership, except in each case with the specific written approval of the General Partner;

(iv)           the Partnership shall not own, directly or indirectly or by attribution, more than 10% of the outstanding voting securities of any issuer;

(v)            the Partnership shall not engage in any prohibited transactions within the meaning of Section 857(b)(6) of the Code; and

(vi)           the determination as to whether the Partnership has operated in the manner prescribed in this Section 7.12 shall be made without regard to any action or inaction of the General Partner with respect to distributions and the timing thereof.

7.13          Exceptions to REIT Restrictions.  Notwithstanding anything to the contrary in Section 7.12 hereof, rents from the Headquarters Building attributable to related entities need not qualify as “rents from real property” within the meaning of Section 856(d) of the Code, but only to the extent that such rents, when aggregated with all other items of the Partnership’s gross income that do not constitute “qualifying” income for purposes of Section 856(c)(2), do not exceed four percent (4%) of the Partnership’s gross income for any taxable year.

ARTICLE VIII
DISSOLUTION, LIQUIDATION AND WINDING-UP

8.1            Liquidating Events.  The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each, a “Liquidating Event”):

(a)            The dissolution, termination, retirement or Bankruptcy of the General Partner unless the Partnership is continued as provided in Section 9.1 hereof;

(b)            The election to dissolve the Partnership made in writing by the General Partner with the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time of such election;

(c)            The sale or other disposition of all or substantially all the assets of the Partnership unless the General Partner, with the Consent of the Limited Partners, elects to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Partnership), provided that the Consent of the Limited Partners shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time of such sale or disposition;

(d)            Dissolution required by operation of law; or

(e)            The expiration of its term as provided in Section 3.2.

8.2            Accounting.  In the event of a Liquidating Event, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Profits or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution.  Financial statements presenting such accounting shall include a report of a certified public accountant selected by the Liquidating Trustee.

8.3            Distribution on Dissolution.  In the event of a Liquidating Event, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

(a)            First, to the payment and discharge or all of the Partnership’s debt and liabilities to creditors of the Partnership (other than Partners) in the order of priority as provided by law;

(b)            Second, to the establishment of reserves as provided by the General Partner to provide for contingent liabilities, if any;

(c)            Third, to the payment of debts of the Partnership to Partners, if any, in the order of priority provided by law;

(d)            The balance, if any, to the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those adjustments made pursuant to this Section 8.3(d) and Section 8.4 hereof).

 Whenever the Liquidating Trustee reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

8.4            Timing Requirements.  In the event that the Partnership is “liquidated” within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations and a Liquidating Event has occurred, any and all distributions to the Partners pursuant to Section 8.3(d) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation. If the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations and no Liquidating Event has occurred and is continuing, the Partnership property shall not be liquidated, the Partnership’s debts and liabilities shall not be paid or discharged (except to the extent due and payable in the ordinary course) and the Partnership’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed the Partnership property in-kind to a “new partnership,” which shall be deemed to have taken the Partnership property subject to all debts and liabilities of the Partnership. Immediately thereafter, the Partnership shall be deemed to have been liquidated, distributing new partnership interests to the Partners, all in accordance with their respective Capital Accounts. The new partnership shall operate in accordance with this Agreement.

8.5            Sale of Partnership Assets.  In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may, with the Consent of the Limited Partners, sell Partnership property if the Liquidating Trustee has in good faith solicited bids from unrelated third parties and obtained independent appraisals before making any such sale; provided, however, all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Trustee with the prior Consent of the Limited Partners and solely on an “arm’s-length” basis, at the best price and on the best terms and conditions as the General Partner in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners.  Notwithstanding the foregoing, the Consent of the Limited Partners shall not be required under the preceding sentence if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time that the Liquidating Trustee undertakes such action.  The liquidation of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied or assumed by the General Partner.  The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full.  Notwithstanding the foregoing, the Liquidating Trustee shall not distribute to the holders of Series B Partnership Units, Series B Preferred Interest, Series F Preferred Interest and Series G Preferred Interest assets other than cash.

8.6            Distributions in Kind.  Notwithstanding the provisions of Section 8.3 hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners in lieu of cash as tenants in common and in accordance with the provisions of Section 8.3 hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation.  Any such distributions in kind shall be made only if, in the good-faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time.  The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

8.7            Documentation of Liquidation.  Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

8.8            Liability of the Liquidating Trustee.  The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

(a)            A matter entirely unrelated to the Liquidating Trustee’s action or conduct pursuant to the provisions of this Agreement; or

(b)            The proven misconduct or gross negligence of the Liquidating Trustee.

ARTICLE IX
TRANSFER OF PARTNERSHIP INTERESTS

9.1            General Partner Transfer.  The General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership without the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time of such Transfer.  Upon any Transfer of all of the General Partner’s Partnership Interest in accordance with the provisions of this Section 9.1, the transferee General Partner shall become vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired.  It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation or other Entity by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, provided that the Consent of the Limited Partners shall not be required if the Limited Partners collectively own less than five percent (5%) of the Partnership Units at the time of such Transfer.  In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon the Bankruptcy of the General Partner, a Majority-In-Interest of the Limited Partners may elect to continue the Partnership business by selecting a substitute general partner.

9.2           Transfers by Limited Partners.

(a)            Each Limited Partner shall, subject to the provisions of Section 9.2(b) and Section 9.3 hereof, have the right to Transfer (or convert to Common Stock and thereafter sell such Common Stock) to any Person all or any portion of its Partnership Interest, whether or not in connection with the exercise of such Limited Partner’s Rights.  In addition, the Partners hereby acknowledge and agree that neither the Series Z Incentive Units nor the Series Z-1 Incentive Units shall be Transferred, other than (a) by operation of law to the estate of a Series Z Partner or Series Z-1 Partner, as applicable, or (b) to the Partnership or the General Partner.

(b)            (i) It is a condition to any Transfer (other than pursuant to Section 9.2(b)(ii) below) permitted under this Section 9.2 that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation or other Entity by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion.  Upon such Transfer, the transferee shall be deemed to be an Assignee with respect to such Partnership Interest, but shall not become or be admitted to the Partnership as a Substituted Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion for any or no reason.  An Assignee shall be entitled as a result of such Transfer only to receive the economic benefits of the Partnership Interest to which the transferor Limited Partner would otherwise be entitled, along with such transferor Limited Partner’s rights with respect to the Rights (although any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the corporate charter of the General Partner as the same may be amended from time to time which may limit or restrict such transferee’s ability to exercise the Rights), and such Assignee shall have no right (a) to participate in the management of the Partnership or to vote on any matter requiring the consent or approval of the Limited Partners, (b) to demand or receive any account of the Partnership’s business, or (c) to inspect the Partnership’s books and records, unless and until such Assignee is admitted to the Partnership as a Substituted Limited Partner.  A transferee of a Partnership Interest may become a Substituted Limited Partner only upon the satisfaction of the following conditions:  (A) filing with the Partnership of a duly executed and acknowledged written instrument of assignment in a form approved by the General Partner specifying the Partnership Interest being assigned and setting forth the intention of the transferor Limited Partner that such transferee succeeds to the assignor’s interest as a Limited Partner; (B) execution and acknowledgment by the transferor Limited Partner and such transferee of any other instruments required in the discretion of the General Partner, including the acceptance and adoption by such transferee of the provisions of this Agreement; (C) obtaining the written consent of the General Partner as provided above; and (D) payment of a transfer fee to the Partnership, sufficient to cover the reasonable expenses of the substitution, if any.  Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor Limited Partner hereunder.

(ii)            Notwithstanding any provision of this Agreement to the contrary (including, without limitation, Section 4.6 hereof), each Limited Partner shall have the right, without the consent of the General Partner, to pledge or otherwise encumber all or any portion of its Partnership Units, subject to any applicable securities laws, to any recognized financial institution with assets in excess of $100,000,000.  Any such financial institution (or any other purchaser at a foreclosure sale) shall upon foreclosure of any such pledged or encumbered Partnership Units be (A) recognized as an Assignee under this Agreement, (B) deemed to be a Substituted Limited Partner under this Agreement, and (C) deemed to be and have all of the rights, if any, of the pledging Limited Partner for all purposes of any registration rights agreement relating to the pledged or encumbered Partnership Units.  The General Partner shall execute such documents in connection with any such pledges as such financial institution may reasonably require acknowledging the rights of such financial institution hereunder and the obligations of the Partnership and the General Partner hereunder.

9.3            Certain Transfers Prohibited.

(a)            Notwithstanding any other provision of this Agreement, no Transfer of a Limited Partner’s Partnership Interest (including any Transfer of an interest in Partnership gains, losses or distributions) shall be permitted if such Transfer would result in (i) such interests being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code; or (ii) the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1(e), (f), (g), (h) or (j) (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”).

(b)            By means of example, the Safe Harbors described in the foregoing include, but are not limited to, the following: (i) ”private transfers” including transfers which constitute “block transfers” consisting of a Transfer by a partner and any related persons (within the meaning of Section 267(b) or Section 707(b)(1) of the Code) in one or more transactions during any thirty (30) calendar-day period of Partnership Interests representing in the aggregate more than two percent (2%) of the total interests in the Partnership’s capital or profits (determined without regard to Partnership Interests held by the General Partner and any other person related to the General Partner within the meaning of Section 267(b) or Section 707(b)(1) of the Code); (ii) any Transfer that, when aggregated with all other Transfers of Partnership Interests (other than Transfers described in Treasury Regulations Section 1.7704-1(e), (f) or (g), inclusive of, but not limited to, those Transfers described by items (i) and (iii) of this Section 9.3(b)) within the same taxable year of the Partnership, would constitute a transfer of a percentage of the total interests in the Partnership’s capital or profits (determined without regard to Partnership Interests held by the General Partner and any other person related to the General Partner within the meaning of Section 267(b) or Section 707(b)(1) of the Code) of two percent (2%) or less; (iii) certain Transfers made pursuant to a redemption or repurchase agreement, where (A) such redemption or repurchase is made pursuant to a redemption or repurchase agreement that requires that the redemption or repurchase does not occur until at least sixty (60) calendar days after a partner notifies the Partnership in writing of the partner’s intention to exercise the redemption or repurchase right; (B) either (i) such redemption or repurchase is made pursuant to a redemption or repurchase agreement that requires that the redemption or repurchase price not be established until at least sixty (60) calendar days after receipt of such notification by the partnership or the partner; or (ii) the redemption or repurchase price is established not more than four times during the partnership’s taxable year; and (C) the sum of the percentage interests in Partnership capital or profits (determined without regard to Partnership Interests held by the General Partner and any other person related to the General Partner within the meaning of Section 267(b) or Section 707(b)(1) of the Code) transferred during the taxable year of the Partnership does not exceed ten percent (10%) of the total interests in Partnership capital or profits (determined without regard to Partnership Interests held by the General Partner and any other person related to the General Partner within the meaning of Section 267(b) or Section 707(b)(1) of the Code); and (iv) the “Private Placement Safe Harbor,” which requires (A) the Partnership to have not more than 100 partners at any time during its taxable year and (B) all Partnership Interests to have been issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933.

(c)            The General Partner is authorized to take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of Transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Interest to exercise its rights in accordance with the terms of Article XI and Exhibit I unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.

The General Partner may establish such policies and procedures as it may deem necessary or desirable in its sole discretion to administer the limitations set forth above. Solely for purposes of this Section, the term “Transfer” shall not include (except as provided in the following clause) the mere pledge, hypothecation or grant of a security interest in a Partnership Interest, but shall include any transfer of a Partnership Interest within the meaning of Treasury Regulations Section 1.7704-1(a)(3) (other than transfers that have not been recognized by the Partnership).

(d)            For the avoidance of doubt, the Partnership will rely on the Private Placement Safe Harbor described in Section 9.3(b)(iv) and set forth in Treasury Regulations Section 1.7704-1(h) until the Partnership can no longer avail itself of the Private Placement Safe Harbor as currently in force or as amended by the IRS.  The Partnership will not rely on any of the other Safe Harbors until and unless it can no longer rely on the Private Placement Safe Harbor.  If and when the Private Placement Safe Harbor becomes inapplicable, the Partnership intends to rely on the other Safe Harbors, including but not limited to those Safe Harbors provided in Section 9.3(b)(i) through (iii), in order to avoid being treated as a “publicly traded partnership,” and no Transfer of a Limited Partner’s Partnership Interest shall be permitted if such Transfer does not qualify for one of these Safe Harbors.

(e)            The restrictions set forth in this Section 9.3 shall continue in effect until such time as the Partnership is no longer potentially subject to classification as a publicly traded partnership, as defined in Section 7704 of the Code, or in the absence of applicable regulations, as determined by the General Partner in its discretion. The restrictions set forth in this Section 9.3, together with the Additional Restrictions on Transfer set forth in Section 9.4, are intended to limit transfers of interests in the Partnership in such a manner as to permit the Partnership to qualify for the Safe Harbors from treatment as a publicly traded partnership set forth in Treasury Regulations Sections 1.7704-1. The General Partner may modify the restrictions set forth in this Section 9.3, and the provisions of Section 9.4, from time to time in its discretion to ensure that the Partnership complies and continues to comply with such requirements.

9.4            Additional Restrictions on Transfer.  In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner be made and in no event shall Additional Units be issued (i) to any Person that lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of any provision of any mortgage or trust deed (or the note or bond secured thereby) constituting a Lien against a Property or any part thereof, or other instrument, document or agreement to which the Partnership, EWIP or any other Investment Entity, the Property Manager, the Pathways Common Tenancy, or any Washington Partnership is a party or otherwise bound; (iii) in violation of applicable law, including, without limitation, any applicable state securities “Blue Sky” law (including investment suitability standards); (iv) of any component portion of a Partnership Interest, such as the Capital Account, or rights to Available Cash, separate and apart from all other components of a Partnership Interest; (v) in the event such transfer would cause the General Partner to cease to comply with the REIT Requirements or result in a violation of Section 7.12 hereof; (vi) if such transfer would cause a termination of the Partnership for Federal income tax purposes; (vii) if such transfer would, in the opinion of counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for Federal income tax purposes; (viii) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (ix) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (x) if such transfer may not be effected without registration of such Partnership Interest under the Securities Act; (xi) if such transfer would violate any provision of the General Partner’s Articles of Incorporation, as such may be amended from time to time; or (xii) to a lender to the Partnership or any Person who is related (within the meaning of Section 1.7542-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a “nonrecourse liability” (within the meaning of Section 1.752-1(a)(2) of the Regulations) without the consent of the General Partner, in its sole and absolute discretion, unless the Partnership’s basis for tax purposes would not be reduced as a result of such Transfer.

ARTICLE X
RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

10.1          No Participation in Management.  Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership and shall have no rights, powers or authority, except as specifically provided herein.

10.2          Bankruptcy of a Limited Partner and Certain Other Events.  The Bankruptcy, death (subject to Section 10.8 below), incompetency, legal incapacity, withdrawal or retirement of any Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the Net Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership.  However, in no event shall such assignee(s) become a Substituted Limited Partner, except in accordance with Article IX hereof.

10.3          No Withdrawal.  Notwithstanding anything to the contrary provided in Section 10.2 above, no Limited Partner may withdraw or retire from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

10.4          Duties and Conflicts.  The General Partner recognizes that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that, subject to the provisions of Sections 10.5 and 10.6 hereof, such persons are entitled to carry on such other business interests, activities and investments; provided that each Limited Partner that is an Officer of the General Partner shall devote substantially all of his time and attention to the business and affairs of the Partnership (and its affiliated entities), except that such Limited Partners may devote such time and attention to the Excluded Properties and the partnerships that own the Excluded Properties as such Limited Partners shall reasonably determine is necessary for them to fulfill their fiduciary duties to the partnerships that own the Excluded Properties and the constituent partners therein.  Subject to the immediately preceding sentence and the provisions of Sections 10.5 and 10.6 hereof, the Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner.  Except as otherwise provided in Sections 10.5 and 10.6 hereof, neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

10.5          Acquisition Projects.  Notwithstanding anything contained in Section 10.4 hereof to the contrary, Keith R. Guericke shall not, during the Restricted Period, acquire, directly or indirectly, a Controlling general partner interest or a 25% or greater equity interest in any Acquisition Project other than through his ownership interest in the Partnership or the General Partner without the prior written consent of the Independent Directors (as defined in the Prospectus), which consent shall not be unreasonably withheld so long as (i) such Acquisition Project will not be competitive with any Property, (ii) such Acquisition Project will not require any substantial time commitment from any Limited Partner or a material time commitment of the Limited Partners in the aggregate, and (iii) Keith R. Guericke has first notified the General Partner of the opportunity to acquire an equity ownership interest in such Acquisition Project and the General Partner has informed such Limited Partner that the Partnership does not desire to acquire such interest.

10.6          Development Projects.  Notwithstanding anything contained in Section 10.4 hereof to the contrary, Keith R. Guericke shall not, during the Restricted Period, directly or indirectly, acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey or otherwise deal with any Development Project other than through his interest in the Partnership or the General Partner, provided that the foregoing shall not prohibit Keith R. Guericke from owning a limited partner or a non-Controlling interest in an entity that undertakes any of the preceding activities (provided that such interest is a less than a 25% equity interest).  During such Restricted Period, any such Limited Partner may notify the General Partner of any opportunities available to the Partnership to acquire an interest in any Development Project to the extent such person believes such opportunities may be appropriate for consideration by the Partnership.

10.7          Acquisition/Development Projects—Further Assurances.  Keith R. Guericke acknowledges and agrees that the restrictions contained in Sections 10.5 and 10.6 hereof relating to Acquisition Projects and Development Projects shall continue to remain effective for the applicable periods in Sections 10.5 and 10.6, notwithstanding any Transfer of the Partnership Interest held by him.  In connection with the Transfer or conversion of his entire Partnership Interest, he shall execute and deliver to the General Partner such instruments or documents as the General Partner may reasonably request confirming his obligations to continue to be bound by the provisions of this Section 10.7 and Sections 10.5 and 10.6 hereof.

10.8          Conversion Upon Death.  So long as Code Section 1014 or a successor provision remains in effect and provides for the “step-up” in basis of an asset upon death, as determined by the Partnership’s counsel, upon the death of a Limited Partner, all of such Limited Partner’s Partnership Units shall, without the taking of any action by the General Partner or any heir, representative, administrator or executor of or for such Limited Partner, automatically convert as of the date of such death into shares of Common Stock in the amount of the Common Stock Amount; provided that the General Partner, in its sole and absolute discretion, shall have the option, instead of issuing the Common Stock Amount to the estate of the decedent Limited Partner, of paying to such estate the Cash Amount or any combination of cash and Common Stock equal to the Cash Amount; provided, however, that, notwithstanding the foregoing, the provisions of this Section shall not apply to any Series Z Incentive Units or Series Z-1 Incentive Units held by such Limited Partner.  In determining the Cash Amount, the Closing Price shall be calculated as of the date of death.  Any “cash” owed may be paid in the form of cash, cashier’s or certified check or by wire transfer of immediately available funds.  The General Partner shall notify the executor, administrator, legal representative or personal representative of the decedent Limited Partner’s estate of the General Partner’s election to issue the Common Stock Amount, to pay the Cash Amount or to deliver a combination thereof within a reasonable period of time after the General Partner becomes aware of such death.  In the event that any Liens exist or arise with respect to the decedent Limited Partner’s Partnership Units, the Common Stock Amount or the Cash Amount, as the case may be, shall be reduced by an amount necessary to discharge such Liens, as determined by the General Partner in good faith, and the General Partner is expressly authorized to apply such portion of the consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  In the event any state or local property transfer tax is payable as a result of the transfer of the decedent Limited Partner’s Partnership Units to the General Partner (or its designee), the decedent Limited Partner’s estate shall assume and pay such transfer tax.  If the General Partner elects to pay a portion of the consideration owing in cash because the issuance of the Common Stock Amount would cause the Person legally entitled to receive such Common Stock, together with such Person’s Affiliates, to Beneficially Own in the aggregate shares of Common Stock in excess of the Ownership Limit, and, if as a result thereof the General Partner elects to raise such cash through a public offering of its securities, borrowings or otherwise, the Cash Amount shall be reduced by the Transaction Expenses allocable to the amounts required to pay the Cash Amount hereunder; provided, however, notwithstanding the foregoing, the Cash Amount shall not be reduced hereunder by an amount exceeding 5% of the Cash Amount computed without regard to the adjustment for Transaction Expenses.

10.9          Conversion and Redemption of Series Z Incentive Units.

(a)            Upon the occurrence of any Trigger Event with respect to the Series Z Incentive Units, the Forfeited Capital Account with respect to such Series Z Incentive Units shall be forfeited and each such Series Z Incentive Unit shall, without the taking of any action by the General Partner or any Series Z Partners, automatically convert into that number of Common Units calculated by dividing (i) the remainder resulting from (x) the portion of the adjusted Capital Account balance properly allocable to each such Series Z Incentive Unit at the time of conversion, as determined by the General Partner, taking into account all allocations made pursuant to Exhibit E hereof through and including the date of the conversion (as so adjusted, for purposes of this Section, the “Adjusted Capital Account Balance”), minus (y) the Forfeited Capital Account as of the time of conversion minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (ii) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such conversion, after taking into account any adjustments made pursuant to Exhibit E hereof through and including the date of conversion.

(b)            In the event of a Change in Control, (1) the Partnership shall give each Series Z Partner notice as required by Section 10.9(d) and otherwise comply with the procedures set forth in such section and (2) upon or at any time (except as expressly provided in clause (ii) below) following the occurrence of such Change in Control, each Series Z Partner shall have the right to elect, in accordance with the procedures set forth in Section 10.9(d), to forfeit the Forfeited Capital Account with respect to all of the Series Z Incentive Units held by such Series Z Partner and convert each such Series Z Incentive Unit into either:

(i)             that number of Common Units calculated by dividing (I) the remainder resulting from (x) the Adjusted Capital Account balance properly allocable to each such Series Z Incentive Unit at the time of an election pursuant to this Section 10.9(b), as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereof minus (y) the Forfeited Capital Account as of the time of conversion, minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (II) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such conversion, after taking into account any adjustments made pursuant to Exhibit E hereof through and including the date of conversion; provided, however, that, if applicable, references to “Common Units” in this clause shall be deemed to refer to the class or series of equity interests in the Substitute Umbrella Partnership (as defined in Section 10.9(c)) most comparable to the Common Units, after taking into account all relevant rights, benefits, terms and conditions and economic factors and all references to capital account balances and numbers of Common Units shall be equitably adjusted, as nearly as may be practicable, to give effect to the rights and obligations of the Series Z Incentive Units or, if applicable, the Substitute Incentive Units; or

(ii)            that amount and type of cash, securities or other property as such holder would have received in connection with such Change in Control if he, she or it had elected to convert such Series Z Incentive Units into Common Units in accordance with the immediately preceding clause (i) prior to the consummation of the Change in Control and received (or had the right to elect to receive) such consideration in connection with the Change in Control as the Holder of the number of Common Units into which such Series Z Incentive Units would have converted as of the date of occurrence of such Change of Control without any increase in the Conversion Ratchet Percentage that may have occurred after such date; provided, however, that any election pursuant to this clause (ii) must be made within the twelve (12) month period immediately following the occurrence of such Change in Control. For the avoidance of doubt, it is the intent of the parties hereto that a holder’s right to make the election provided in this clause (ii) shall continue notwithstanding that, within such twelve (12) month period, another Change in Control occurs, such holder’s employment is terminated as referred to in clause (e) below, or such holder dies as referred to in clause (f) below; provided, further, that if a Trigger Event occurs, such holder’s right to make the election provided in this clause (ii) shall continue only until the moment immediately prior to the occurrence of such Trigger Event.

For the avoidance of doubt, the Series Z Incentive Units of any Series Z Partner who has not made the election contemplated by this Section 10.9(b) shall remain outstanding until such election is made or another clause of this Section 10.9 becomes applicable, and thereafter shall continue to be entitled to all the rights and benefits of the Series Z Incentive Units, including without limitation the right to make an election pursuant to this Section 10.9(b) with respect to any subsequent Change in Control and the potential for continued increase in the Conversion Ratchet Percentage.

(c)            Notwithstanding anything in this Agreement to the contrary, in connection with any Change in Control following which the Partnership will not continue to exist as a separate legal entity or following which the Partnership, despite continuing in legal existence, will no longer conduct its business in a fashion substantially similar to the fashion in which it conducted its business immediately prior to such Change of Control (e.g., owning similar properties and operating in a comparable fashion), the General Partner shall use commercially reasonable efforts (after taking into account the fiduciary duties owed by the General Partner to the other Partners in the Partnership in connection with negotiating the Change in Control transaction as a whole) to cause the resulting or surviving entity and/or the entity primarily succeeding to the business of the Partnership, as the case may be, to be a partnership, limited liability company or other pass-through entity organized under the laws of any state of the United States or the District of Columbia (for purposes of this Section, a “Substitute Umbrella Partnership”), and, in the event the Change in Control does result in a Substitute Umbrella Partnership, shall use commercially reasonable efforts to (1) cause the Substitute Umbrella Partnership to issue in connection with such Change in Control in substitution for any Series Z Incentive Units remaining outstanding as of the effective time thereof other interests in the Substitute Umbrella Partnership having substantially the same terms and rights as the Series Z Incentive Units, including with respect to distributions, conversions, ratcheting, voting rights and rights upon liquidation, dissolution or winding-up (for purposes of this Section, the “Substitute Incentive Units”), (2) make equitable and appropriate provisions for adjustments to the terms of the Substitute Incentive Units such that the rights and obligations of the Series Z Partners after such Change in Control as holders of Substitute Incentive Units of the Substitute Umbrella Partnership shall be equivalent, as nearly as may be practicable, to their rights and obligations as holders of Series Z Incentive Units of the Partnership, and (3) secure a commitment of the general partner or other controlling person of the Substitute Umbrella Partnership to undertake to perform the obligations and covenants of the General Partner with respect to the Series Z Partners.

(d)            As promptly as possible prior to the consummation of a Change of Control (but in any event not later than ten (10) days following consummation of such Change in Control), the Partnership shall deliver a written notice of such Change of Control to each Series Z Partner at their addresses as shown on the records of the Partnership, containing all instructions and materials necessary to enable such Series Z Partners to make an election pursuant to Section 10.9(b) hereof and describing the circumstances and relevant facts regarding such Change of Control, including without limitation the expected date of consummation. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any proceedings in connection with such Change of Control or otherwise as contemplated by this Agreement.  Each Series Z Partner may exercise his or her right to convert in accordance with Section 10.9(b) by delivering written notice of such intent (and specifying whether he or she is electing to convert pursuant to Section 10.9(b)(i) or Section 10.9(b)(ii)) to the Partnership, Attn: Chief Financial Officer, with a copy to Baker & McKenzie LLP, Attn: Stephen J. Schrader, Esq. (such notice, for purposes of this Section, an “Election Notice”).  On or before the later of (i) the effective date of such Change in Control and (ii) the tenth (10th) business day following the date of such Election Notice, the Partnership shall issue the consideration required by Section 10.9(b) to the Series Z Partner making the election in exchange for his or her Series Z Incentive Units (or, if applicable, Substitute Incentive Units).

(e)            Effective as of such time as (other than by reason of death, as provided in Section 10.9(f)) a holder of Series Z Incentive Units is no longer an employee of the Partnership, the General Partner or any of their subsidiaries or affiliates, the Forfeited Capital Account with respect to such holder’s Series Z Incentive Units shall be forfeited and the Partnership shall have the right, for 90 days following the date of termination of such holder’s employment, to redeem each Series Z Incentive Unit held by such holder in exchange for, at the Partnership’s option, either (1) a number of shares of Common Stock then owned by the Partnership calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance properly allocable to each such Series Z Incentive Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereto and, in the event the provisions of Section 2(g) thereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) minus (y) the Forfeited Capital Account as of the time of redemption minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (ii) the Closing Price of Common Stock determined as of such date; or (2) a number of Common Units calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance which would be allocable to each such Series Z Incentive Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereof and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 2(g) of Exhibit E hereto minus (y) the Forfeited Capital Account minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (ii) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such redemption, after taking into account any adjustments made pursuant to Exhibit E hereof and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 2(g) of Exhibit E hereto through and including the date of redemption. The Partnership may exercise its rights under this Section 10.9(e) by providing written notice to the terminated Series Z Partner within 90 days of such termination and consummating the redemption promptly thereafter.

(f)             Upon the death of a holder of Series Z Incentive Units, the Forfeited Capital Account with respect to such Series Z Incentive Units shall be forfeited and each such Series Z Incentive Unit held by such holder shall be redeemed by the Partnership for, at its option, either (1) a number of shares of Common Stock then owned by the Partnership calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance properly allocable to each such Series Z Incentive Unit as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) minus (y) the Forfeited Capital Account as of the time of redemption minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (ii) the Closing Price of Common Stock determined immediately prior to such redemption; or (2) a number of Common Units calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance which would be allocable to each such Series Z Incentive Unit as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) minus (y) the Forfeited Capital Account as of the time of redemption minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, by (ii) the average adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such redemption, as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) of Exhibit E are inapplicable in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f).  The Partnership shall effect the redemption required by this Section 10.9(f) within 60 days following its receipt of written notification of the death of a Series Z Partner.

(g)            In lieu of delivering a fractional share of Common Stock pursuant to this Section 10.9, the Partnership may deliver cash equal to the Closing Price attributable to such fractional share. In lieu of issuing a fractional Common Unit pursuant to this Section 10.9, the Partnership may deliver cash equal to the product of (i) the Closing Price multiplied by the Conversion Factor, and (ii) such fractional Common Unit. For the avoidance of doubt, as to any fractional Common Unit or fraction of a share of Common Stock which would otherwise be delivered, the Partnership shall pay a cash adjustment in respect of such final fraction (which for each holder of Series Z Incentive Units shall be deemed to be a fraction of the last fractional Common Unit or fraction of a share of Common Stock after taking into account all Series Z Incentive Units held by such holder, not on a unit-by-unit basis) in the amount provided for in this clause (g).

(h)            The holder of any Common Units received upon a conversion or redemption of Series Z Incentive Units pursuant to this Section 10.9 shall have an aggregate Capital Account balance with respect to such Common Units equal to the remainder resulting from (x) the Adjusted Capital Account Balance of such holder’s Series Z Incentive Units (determined pursuant to the applicable sub-section of this Section 10.9) immediately prior to conversion or redemption minus (y) the Forfeited Capital Account minus (z) the Clawback Amount, if any, with respect to such Series Z Incentive Unit, and such holder of Common Units shall have all of the rights of holders of Common Units as set forth in this Agreement. Immediately upon conversion or redemption of any Series Z Incentive Units pursuant to this Section 10, the aggregate Forfeited Capital Accounts with respect to all Series Z Incentive Units being converted or redeemed shall be reallocated among the Capital Accounts of the holders of Common Units immediately subsequent to such conversion or redemption on a pro rata basis, in proportion to the Capital Account balances of all such units immediately subsequent to such conversion or redemption. Any Common Units received upon the conversion or redemption of Series Z Incentive Units pursuant to this Section 10.9 may thereafter be converted into Common Stock pursuant to Section 10.8 and the holder of such Common Units shall have the Rights provided in Article XI; provided, however, that, notwithstanding anything to the contrary contained in Section 10.8, Article XI or Exhibit I, (i) the General Partner may, in its sole discretion, choose to assign its obligation pursuant to Section 10.8, Article XI or Exhibit I, as the case may be, to the Partnership, in which case the Partnership will deliver shares of Common Stock that it holds on such date in exchange for the Common Units to be converted or redeemed, in lieu of the General Partner issuing new shares of Common Stock to the holder of such Common Units and (ii) neither the General Partner nor the Partnership shall pay cash (in whole or in part) with respect to the conversion of Common Units received upon conversion or redemption of Series Z Incentive Units.

(i)             The Series Z Incentive Units shall rank (i) junior to any and all presently outstanding or subsequently issued Preferred Interests and preferred Partnership Units of the Partnership, unless the terms of such Preferred Interests and/or preferred Partnership Units expressly provide that they shall rank junior to or pari passu with the Series Z Incentive Units or Common Units, and (ii) pari passu with the Common Units and with any other class or series of presently existing or subsequently issued Partnership Units of the Partnership, the terms of which do not expressly provide that such Partnership Units shall rank senior to the Series Z Incentive Units or the Common Units with respect to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up.

10.10        Conversion and Redemption of Series Z-1 Incentive Units.

(a)            Upon the occurrence of any Series Z-1 Trigger Event with respect to the Series Z-1 Incentive Units, the Series Z-1 Forfeited Capital Account with respect to such Series Z-1 Incentive Units shall be forfeited and each such Series Z-1 Incentive Unit shall, without the taking of any action by the General Partner or any Series Z-1 Partners, automatically convert into that number of Common Units calculated by dividing (i) the remainder resulting from (x) the portion of the adjusted Capital Account balance properly allocable to each such Series Z-1 Incentive Unit at the time of conversion, as determined by the General Partner, taking into account all allocations made pursuant to Exhibit E hereof through and including the date of the conversion (as so adjusted, for purposes of this Section, the “Adjusted Capital Account Balance”), minus (y) the Series Z-1 Forfeited Capital Account as of the time of conversion minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (ii) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such conversion, after taking into account any adjustments made pursuant to Exhibit E hereof through and including the date of conversion.

(b)            In the event of a Series Z-1 Change in Control, (1) the Partnership shall give each Series Z-1 Partner notice as required by Section 10.10(d) and otherwise comply with the procedures set forth in such Section and (2) upon or at any time (except as expressly provided in clause (ii) below) following the occurrence of such Series Z-1 Change in Control, each Series Z-1 Partner shall have the right to elect, in accordance with the procedures set forth in Section 10.10(d), to forfeit the Series Z-1 Forfeited Capital Account with respect to all of the Series Z-1 Incentive Units held by such Series Z-1 Partner and convert each such Series Z-1 Incentive Unit into either:

(i)             that number of Common Units calculated by dividing (I) the remainder resulting from (x) the Adjusted Capital Account balance properly allocable to each such Series Z-1 Incentive Unit at the time of an election pursuant to this Section 10.10(b), as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereof, minus (y) the Series Z-1 Forfeited Capital Account as of the time of conversion, minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (II) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such conversion, after taking into account any adjustments made pursuant to Exhibit E hereof through and including the date of conversion; provided, however, that, if applicable, references to “Common Units” in this clause shall be deemed to refer to the class or series of equity interests in the Substitute Umbrella Partnership (as defined in Section 10.10(c)) most comparable to the Common Units, after taking into account all relevant rights, benefits, terms and conditions and economic factors and all           references to capital account balances and numbers of Common Units shall be equitably adjusted, as nearly as may be practicable, to give effect to the rights and obligations of the Series Z-1 Incentive Units or, if applicable, the Substitute Z-1 Incentive Units; or

(ii)            that amount and type of cash, securities or other property as such holder would have received in connection with such Series Z-1 Change in Control if he, she or it had elected to convert such Series Z-1 Incentive Units into Common Units in accordance with the immediately preceding clause (i) prior to the consummation of the Series Z-1 Change in Control and received (or had the right to elect to receive) such consideration in connection with the Series Z-1 Change in Control as the Holder of the number of Common Units into which such Series Z-1 Incentive Units would have converted as of the date of occurrence of such Change of Control without any increase in the Series Z-1 Conversion Ratchet Percentage that may have occurred after such date; provided, however, that any election pursuant to this clause (ii) must be made within the twelve (12) month period immediately following the occurrence of such Series Z-1 Change in Control. For the avoidance of doubt, it is the intent of the parties hereto that a holder’s right to make the election provided in this clause (ii) shall continue notwithstanding that, within such twelve (12) month period, another Series Z-1 Change in Control occurs, such holder’s employment is terminated as referred to in clause (e) below, or such holder dies as referred to in clause (f) below; provided, further, that if a Series Z-1 Trigger Event occurs, such holder’s right to make the election provided in this clause (ii) shall continue only until the moment immediately prior to the occurrence of such Series Z-1 Trigger Event.

For the avoidance of doubt, the Series Z-1 Incentive Units of any Series Z-1 Partner who has not made the election contemplated by this Section 10.10(b) shall remain outstanding until such election is made or another clause of this Section 10.10 becomes applicable, and thereafter shall continue to be entitled to all the rights and benefits of the Series Z-1 Incentive Units, including without limitation the right to make an election pursuant to this Section 10.10(b) with respect to any subsequent Series Z-1 Change in Control and the potential for continued increase in the Series Z-1 Conversion Ratchet Percentage.

(c)            Notwithstanding anything in this Agreement to the contrary, in connection with any Series Z-1 Change in Control following which the Partnership will not continue to exist as a separate legal entity or following which the Partnership, despite continuing in legal existence, will no longer conduct its business in a fashion substantially similar to the fashion in which it conducted its business immediately prior to such Series Z-1 Change of Control (e.g., owning similar properties and operating in a comparable fashion), the General Partner shall use commercially reasonable efforts (after taking into account the fiduciary duties owed by the General Partner to the other Partners in the Partnership in connection with negotiating the Series Z-1 Change in Control transaction as a whole) to cause the resulting or surviving entity and/or the entity primarily succeeding to the business of the Partnership, as the case may be, to be a partnership, limited liability company or other pass-through entity organized under the laws of any state of the United States or the District of Columbia (for purposes of this Section, a “Substitute Umbrella Partnership”), and, in the event the Series Z-1 Change in Control does result in a Substitute Umbrella Partnership, shall use commercially reasonable efforts to (1) cause the Substitute Umbrella Partnership to issue in connection with such Series Z-1 Change in Control in substitution for any Series Z-1 Incentive Units remaining outstanding as of the effective time thereof other interests in the Substitute Umbrella Partnership having substantially the same terms and rights as the Series Z-1 Incentive Units, including with respect to distributions, conversions, ratcheting, voting rights and rights upon liquidation, dissolution or winding-up (for purposes of this Section, the “Substitute Z-1 Incentive Units”), (2) make equitable and appropriate provisions for adjustments to the terms of the Substitute Z-1 Incentive Units such that the rights and obligations of the Series Z-1 Partners after such Series Z-1 Change in Control as holders of Substitute Z-1 Incentive Units of the Substitute Umbrella Partnership shall be equivalent, as nearly as may be practicable, to their rights and obligations as holders of Series Z-1 Incentive Units of the Partnership, and (3) secure a commitment of the general partner or other controlling person of the Substitute Umbrella Partnership to undertake to perform the obligations and covenants of the General Partner with respect to the Series Z-1 Partners.

(d)            As promptly as possible prior to the consummation of a Series Z-1 Change of Control (but in any event not later than ten (10) days following consummation of such Series Z-1 Change in Control), the Partnership shall deliver a written notice of such Series Z-1 Change of Control to each Series Z-1 Partner at their addresses as shown on the records of the Partnership, containing all instructions and materials necessary to enable such Series Z-1 Partners to make an election pursuant to Section 10.10(b) hereof and describing the circumstances and relevant facts regarding such Series Z-1 Change of Control, including, without limitation, the expected date of consummation. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of any proceedings in connection with such Series Z-1 Change of Control or otherwise as contemplated by this Agreement. Each Series Z-1 Partner may exercise his or her right to convert in accordance with Section 10.10(b) by delivering written notice of such intent (and specifying whether he or she is electing to convert pursuant to Section 10.10(b)(i) or Section 10.10(b)(ii)) to the Partnership, Attn: Chief Financial Officer, with a copy to Baker & McKenzie LLP, Attn: Stephen J. Schrader, Esq. (such notice, for purposes of this Section, an “Election Notice”). On or before the later of (i) the effective date of such Series Z-1 Change in Control and (ii) the tenth (10th) business day following the date of such Election Notice, the Partnership shall issue the consideration required by Section 10.10(b) to the Series Z-1 Partner making the election in exchange for his or her Series Z-1 Incentive Units (or, if applicable, Substitute Z-1 Incentive Units).

(e)            Effective as of such time as (other than by reason of death, as provided in Section 10.10(f)) a holder of Series Z-1 Incentive Units is no longer an employee of the Partnership, the General Partner or any of their subsidiaries or affiliates, the Series Z-1 Forfeited Capital Account with respect to such holder’s Series Z-1 Incentive Units shall be forfeited and the Partnership shall have the right, for 90 days following the date of termination of such holder’s employment, to redeem each Series Z-1 Incentive Unit held by such holder in exchange for, at the Partnership’s option, either (1) a number of shares of Common Stock then owned by the Partnership calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance properly allocable to each such Series Z-1 Incentive Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereto and, in the event the provisions of Section 2(g) thereof are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2) (iv)(f) minus (y) the Series Z-1 Forfeited Capital Account as of the time of redemption minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (ii) the Closing Price of Common Stock determined as of such date; or (2) a number of Common Units calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance which would be allocable to each such Series Z-1 Incentive Unit as determined by the General Partner after taking into account all allocations required to be made pursuant to Exhibit E hereof and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 2(g) of Exhibit E hereto minus (y) the Series Z-1 Forfeited Capital Account minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (ii) the adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such redemption, after taking into account any adjustments made pursuant to Exhibit E hereof and assuming that the Capital Accounts of the Partners were adjusted at such time as provided in Section 2(g) of Exhibit E hereto through and including the date of redemption.  The Partnership may exercise its rights under this Section 10.10(e) by providing written notice to the terminated Series Z-1 Partner within 90 days of such termination and consummating the redemption promptly thereafter.

(f)             Upon the death of a holder of Series Z-1 Incentive Units, the Series Z-1 Forfeited Capital Account with respect to such Series Z-1 Incentive Units, shall be forfeited and each such Series Z-1 Incentive Unit held by such holder shall be redeemed by the Partnership for, at its option, either (1) a number of shares of Common Stock then owned by the Partnership calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance properly allocable to each such Series Z-1 Incentive Unit as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) of Exhibit E are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) minus (y) the Series Z-1 Forfeited Capital Account as of the time of redemption minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (ii) the Closing Price of Common Stock determined immediately prior to such redemption; or (2) a number of Common Units calculated by dividing (i) the remainder resulting from (x) the Adjusted Capital Account Balance which would be allocable to each such Series Z-1 Incentive Unit as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) are inapplicable, in a manner consistent with the provisions of Treasury Regulation Section 1.704-1 (b)(2)(iv)(f) minus (y) the Series Z-1 Forfeited Capital Account as of the time of redemption minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, by (ii) the average adjusted Capital Account balance properly allocable to one Common Unit determined immediately prior to such redemption, as determined by the General Partner after taking into account all allocations required to be made by Exhibit E hereto and in the event that the provisions of Section 2(g) are inapplicable in a manner consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f). The Partnership shall effect the redemption required by this Section 10.10(f) within 60 days following its receipt of written notification of the death of a Series Z-1 Partner.

(g)            In lieu of delivering a fractional share of Common Stock pursuant to this Section 10.10, the Partnership may deliver cash equal to the Closing Price attributable to such fractional share. In lieu of issuing a fractional Common Unit pursuant to this Section 10.10, the Partnership may deliver cash equal to the product of (i) the Closing Price multiplied by the Series Z-1 Conversion Ratchet Percentage, and (ii) such fractional Common Unit. For the avoidance of doubt, as to any fractional Common Unit or fraction of a share of Common Stock which would otherwise be delivered, the Partnership shall pay a cash adjustment in respect of such final fraction (which for each holder of Series Z-1 Incentive Units shall be deemed to be a fraction of the last fractional Common Unit or fraction of a share of Common Stock after taking into account all Series Z-1 Incentive Units held by such holder, not on a unit-by-unit basis) in the amount provided for in this clause (g).

(h)            The holder of any Common Units received upon a conversion or redemption of Series Z-1 Incentive Units pursuant to this Section 10.10 shall have an aggregate Capital Account balance with respect to such Common Units equal to the remainder resulting from (x) the Adjusted Capital Account Balance of such holder’s Series Z-1 Incentive Units (determined pursuant to the applicable sub-section of this Section 10.10) immediately prior to conversion or redemption minus (y) the Series Z-1 Forfeited Capital Account minus (z) the Series Z-1 Clawback Amount, if any, with respect to such Series Z-1 Incentive Unit, and such holder of Common Units shall have all of the rights of holders of Common Units as set forth in this Agreement. Immediately upon conversion or redemption of any Series Z-1 Incentive Units pursuant to this Section 10.10, the aggregate Series Z-1 Forfeited Capital Accounts with respect to all Series Z-1 Incentive Units being converted or redeemed shall be reallocated among the Capital Accounts of the holders of Common Units immediately subsequent to such conversion or redemption on a pro rata basis, in proportion to the Capital Account balances of all such units immediately subsequent to such conversion or redemption. Any Common Units received upon the conversion or redemption of Series Z-1 Incentive Units pursuant to this Section 10.10 may thereafter be converted into Common Stock pursuant to Section 10.8 and the holder of such Common Units shall have the Rights provided in Article XI; provided, however, that, notwithstanding anything to the contrary contained in Section 10.8, Article XI or Exhibit I, (i) the General Partner may, in its sole discretion, choose to assign its obligation pursuant to Section 10.8, Article XI or Exhibit I, as the case may be, to the Partnership, in which case the Partnership will deliver shares of Common Stock that it holds on such date in exchange for the Common Units to be converted or redeemed, in lieu of the General Partner issuing new shares of Common Stock to the holder of such Common Units and (ii) neither the General Partner nor the Partnership shall pay cash (in whole or in part) with respect to the conversion of Common Units received upon conversion or redemption of Series Z-1 Incentive Units.

(i)             The Series Z Incentive Units and the Series Z-1 Incentive Units shall rank pari passu with each other.  The Series Z-1 Incentive Units shall rank (i) junior to any and all presently outstanding or subsequently issued Preferred Interests and preferred Partnership Units of the Partnership, unless the terms of such Preferred Interests and/or preferred Partnership Units expressly provide that they shall rank junior to or pari passu with the Series Z Incentive Units, Series Z-1 Incentive Units or Common Units, and (ii) pari passu with the Common Units and with any other class or series of presently existing or subsequently issued Partnership Units of the Partnership, the terms of which do not expressly provide that such Partnership Units shall rank senior to the Series Z Incentive Units, the Series Z-1 Incentive Units or the Common Units with respect to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up.

ARTICLE XI
GRANT OF RIGHTS TO LIMITED PARTNERS

11.1          Grant of Rights.  The General Partner does hereby grant to the Limited Partners who were Limited Partners at the time of the enactment of the Amended and Restated Agreement and to those Additional Limited Partners who acquired Additional Units with Rights and such Limited Partners and such Additional Limited Partners do hereby accept the right, but not the obligations (hereinafter such right sometimes referred to as the “Rights”), to convert a portion of their Partnership Units into shares of Common Stock and to sell the remainder (or any part thereof) of their Partnership Units to the General Partner (or its designee), at any time (whether in one or more instances) prior to the thirtieth (30th) anniversary of the date on which the Completion of the Offering occurred, on the terms and subject to the conditions and restrictions contained in attached Exhibit I.  The Rights granted hereunder may be exercised by any one or more of the Limited Partners or Additional Limited Partners, on the terms and subject to the conditions and restrictions contained in attached Exhibit I, upon delivery to the General Partner of an Exercise Notice substantially in the form of attached Schedule 1, which notice shall specify the Partnership Units to be sold by such Limited Partner.  Once delivered, the Exercise Notice shall be irrevocable, subject to payment by the General Partner of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof.  Notwithstanding anything contained herein to the contrary, an Additional Limited Partner that acquires Additional Units pursuant to Sections 4.3 and 4.6 hereof shall not acquire any interest in, and may not exercise or otherwise participate in, any Rights pursuant to this Article XI and attached Exhibit I, unless the General Partner approves in writing prior to the admission of such Additional Limited Partner the acquisition of Rights by such Additional Limited Partner.

11.2          Terms of Rights.  The terms and provisions  applicable to the Rights shall be as set forth in attached Exhibit I.

ARTICLE XII
ARBITRATION OF DISPUTES

12.1          Arbitration.  Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Partnership and any one or more of the Partners and any claims, disputes and controversies between any one or more Partners) arising out of or in connection with this Agreement or the Partnership created hereby, relating to the validity, construction, performance, breach, enforcement or termination thereof, or otherwise, shall be resolved by binding arbitration in San Francisco, California, in accordance with California Civil Procedure Code Sections 1280 et seq. (other than Section 1283.05), this Article XII and, to the extent not inconsistent with this Article XII (other than the reference in this Article to Sections of the California Civil Procedure Code), the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association (the “Arbitration Rules”).

12.2          Procedures.  Any arbitration called for by this Article XII shall be conducted in accordance with the following procedures:

(a)            The Partnership or any Partner (the “Requesting Party”) may demand arbitration pursuant to Section 12.1 hereof at any time by giving written notice of such demand (the “Demand Notice”) to all other Partners and (if the Requesting Party is not the Partnership) to the Partnership which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(b)            Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party, on the one hand, and each of the other Partners and/or the Partnership against whom the claim has been made or with respect to which a dispute has arisen (collectively, the “Responding Party”), on the other hand, shall select and designate in writing to the other party one reputable, disinterested individual (a “Qualified Individual”) willing to act as an arbitrator of the claim, dispute or controversy in question.  Each of the Requesting Party and the Responding Party shall use its best efforts to select a present or former partner of a “Big 6” accounting firm (or a “Big 8” predecessor thereof) having no affiliation with any of the parties as its respective Qualified Individual.  Within fifteen (15) days after the foregoing selections have been made, the arbitrators so selected shall jointly select a present or former partner of a “Big 6” accounting firm (or a “Big 8” predecessor thereof) having no affiliation with any of the parties as the third Qualified Individual willing to act as an arbitrator of the claim, dispute or controversy in question (the “Third Arbitrator”).  In the event that the two arbitrators initially selected are unable to agree on the Third Arbitrator within the second fifteen (15) day period referred to above, then, on the application of either party, the American Arbitration Association shall promptly select and appoint a present or former partner of a “Big 6” accounting firm (or a “Big 8” predecessor thereof) having no affiliation with any of the parties as the Qualified Individual to act as the Third Arbitrator in accordance with the terms of the Arbitration Rules.  The three arbitrators selected pursuant to this subsection (b) shall constitute the arbitration panel for the arbitration in question.

(c)            The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitration panel pursuant to subsection (b) above, and the arbitration panel shall render its decision in writing within thirty (30) days after the completion of such presentations.  Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.  If a decision concurred in by at least two (2) of the arbitrators is not rendered within such thirty (30) day period, then each of the parties shall select a new Qualified Individual willing to act as an arbitrator and a new arbitration proceeding shall commence in accordance with this Article XII.

(d)            The arbitration panel shall have the discretion to include in its decision a direction that all or part of the attorneys’ fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties.  On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys’ fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

(e)            The Third Arbitrator shall have the right in its discretion to authorize the obtaining of discovery, including the taking of depositions of witnesses for the purpose of discovery.

(f)            At the request of any party, the arbitrators shall make and provide to the parties written findings of fact and conclusions of law.

12.3          Binding Character.  Any decision rendered by the arbitration panel pursuant to this Article XII shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

12.4          Exclusivity.  Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 12.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.  The provisions of this Article XII shall survive the dissolution of the Partnership.

12.5          No Alteration of Agreement.  Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Partnership Agreement.

12.6          Acknowledgment.  PURSUANT TO SECTION 12.6 OF THE ORIGINAL AGREEMENT AND OF THE AMENDED AND RESTATED AGREEMENT, AS AMENDED, EACH OF THE PARTNERS AGREED TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND ACKNOWLEDGED THAT SUCH PARTNER WAS GIVING UP ANY RIGHTS THAT SUCH PARTNER MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL EXCEPT AS SPECIFICALLY INCLUDED IN SUCH “ARBITRATION OF DISPUTES” PROVISION.  EACH PARTNER, BY HAVING EXECUTED EITHER THE ORIGINAL AGREEMENT OR THE AMENDED OR RESTATED AGREEMENT, AS AMENDED, OR ANY AMENDMENT TO EITHER OF SUCH AGREEMENTS, OR BY EXECUTING THIS AGREEMENT OR ANY AMENDMENT HERETO OR BY BECOMING AN ADDITIONAL LIMITED PARTNER, ACKNOWLEDGED OR ACKNOWLEDGES, AS THE CASE MAY BE, GIVING UP SUCH PARTNER’S JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS “ARBITRATION OF DISPUTES” PROVISION.  IF ANY PARTNER REFUSES TO SUBMIT TO ARBITRATION AFTER HAVING AGREED TO THIS PROVISION, SUCH PARTNER MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  EACH PARTNER, BY HAVING EXECUTED EITHER THE ORIGINAL AGREEMENT OR THE AMENDED OR RESTATED AGREEMENT, AS AMENDED, OR ANY AMENDMENT TO EITHER OF SUCH AGREEMENTS, OR BY EXECUTING THIS AGREEMENT OR ANY AMENDMENT HERETO, ACKNOWLEDGED OR ACKNOWLEDGES, AS THE CASE MAY BE, THAT ITS AGREEMENT TO THIS ARBITRATION PROVISION WAS OR IS VOLUNTARY.

ARTICLE XIII
GENERAL PROVISIONS

13.1          Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party.  For purposes of this Section 13.1, the addresses of the Partners shall be as set forth in Exhibit M attached hereto, as such Exhibit may be modified from time to time.  The address of any Limited Partner may be changed by a notice in writing given to the General Partner in accordance with the provisions hereof, and the address of the General Partner may be changed by a notice in writing given to each of the Limited Partners in accordance with the provisions hereof.

13.2          Successors.  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

13.3          Effect and Interpretation.  This Agreement shall be governed by and construed in conformity with the laws of the State of California.

13.4          Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

13.5          Partners Not Agents.  Except as specifically provided herein, nothing contained herein shall be construed to constitute any Partner the agent of another Partner, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.

13.6          Entire Understanding; Etc.  This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.

13.7          Amendments.

(a)            This Agreement may not be amended, and no provision benefiting the General Partner may be waived, except by a written instrument signed by the General Partner (and approved on behalf of the General Partner by at least a majority of its directors who are not Affiliates of any of the Limited Partners) and, if the Limited Partners collectively own five percent (5%) or more of the Partnership Units, a Majority-In-Interest of the Limited Partners, provided that no amendment of this Agreement may be made without the consent of all of the affected Limited Partners if such amendment (i) provides for any Limited Partner to receive any distribution other than pari passu with all other Limited Partners, based on their respective Percentage Interests, (ii) decreases any Limited Partner’s Percentage Interest but does not decrease all Limited Partners’ respective Percentage Interest on a proportionate bases, (iii) converts any Limited Partner’s interest in the Partnership into a general partnership interest, (iv) modifies the limited liability of any Limited Partner in a manner adverse to such Limited Partner, or (v) alters or modifies the Rights set forth in Article XI in a manner adverse to such Partner.

(b)            Notwithstanding anything to the contrary provided in Section 13.7(a) above, the General Partner shall have the power, without the consent of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following:

(i)             to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)            to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(iii)           to set forth the rights, powers and duties of the holders of any additional Partnership Units issued pursuant to Section 4.3(a) hereof;

(iv)           to reflect any change that does not adversely affect the Limited Partners in any material respect, to cure any ambiguity, to correct or supplement any defective provision in this Agreement, or to make other changes with respect to matters arising under this Agreement that will not be inconsistent with any other provision of this Agreement;

(v)            to reflect in Section 6.2 and Exhibit E attached hereto the relative distribution and allocation preferences and priorities among two (2) or more classes of Preferred Stock, if applicable; and

(vi)           to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulations of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 13.7(b) is taken, provided that, with respect to any amendment to this Agreement, notice of such amendment shall be deemed to have been given when such amendment is publicly filed with the SEC.

(c)            So long as any Series Z-I Incentive Unit remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Weighted Number of Series Z-1 Incentive Units amend, alter or repeal any provisions of this Agreement, including, without limitation, as a result of, or in connection with, a merger, consolidation or otherwise, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series Z-1 Incentive Units or the holders thereof; provided, however, that the following shall be deemed not to materially and adversely affect such powers, special rights, preferences, privileges or voting power of the Series Z-1 Incentive Units: (a) any revision or amendment of the definition of “Series Z-1 Conversion Ratchet Percentage” or “Series Z-1 Target FFO” in accordance with the proviso contained in each such definition; (b) any increase in the amount of Partnership Interests, or the creation or issuance of any other class or series of Partnership Interests, or obligation or security convertible into, or evidencing the right to purchase, any such Partnership Interests, ranking senior to, junior to or on a parity with the Series Z-1 Incentive Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up; or (c) any amendment, alteration or repeal of any provision(s) of this Agreement that also materially and adversely affects the Common Units or the holders thereof in a comparable and proportionate fashion; provided, further, that with respect to the occurrence of a merger, consolidation or comparable transaction, so long as (1) the Partnership is the surviving entity and the Series Z-1 Incentive Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series Z-1 Incentive Units for other interests in such entity having substantially the same terms and rights as the Series Z-1 Incentive Units, including with respect to distributions, conversions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series Z-1 Incentive Units.  Notwithstanding anything in this Section 13.7(c) to the contrary, the holders of Series Z-1 Incentive Units shall have no right to vote or consent with respect to any transaction that constitutes a Series Z-1 Trigger Event or that constitutes a Series Z-1 Change in Control so long as the provisions of Section 10.10(b) of this Agreement remain in effect.  For avoidance of doubt, holders of the Series Z-1 Incentive Units will not have any voting rights or rights to consent to any matters except as set forth in this Section 13.17(c).

(d)            So long as any Series Z Incentive Units remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Weighted Number of Series Z Incentive Units (i) amend, alter or repeal any provisions of this Agreement, including without limitation as a result of or in connection with a merger, consolidation or otherwise, in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series Z Incentive Units or the holders thereof; provided, however, that the following shall be deemed not to materially and adversely affect such powers, special rights, preferences, privileges or voting power of the Series Z Incentive Units: (a) any revision or amendment of the definition of “Conversion Ratchet Percentage” or “Target FFO” in accordance with the proviso contained in each such definition; (b) any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests or obligation or security convertible into or evidencing the right to purchase any such Partnership Interests ranking senior to, junior to or on a parity with the Series Z Incentive Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up; or (c) any amendment, alteration or repeal of any provision(s) of this Agreement that also materially and adversely affects the Common Units or the holders thereof in a comparable and proportionate fashion; provided, further, that with respect to the occurrence of a merger, consolidation or comparable transaction, so long as (1) the Partnership is the surviving entity and the Series Z Incentive Units remain outstanding with the terms thereof unchanged, or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series Z Incentive Units for other interests in such entity having substantially the same terms and rights as the Series Z Incentive Units, including with respect to distributions, conversions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series Z Incentive Units. Notwithstanding anything in this Section 13.7(d) to the contrary, the holders of Series Z Incentive Units shall have no right to vote or consent with respect to any transaction that constitutes a Trigger Event or that constitutes a Change in Control so long as the provisions of Section 10.9(b) remain in effect.  For avoidance of doubt, holders of the Series Z Incentive Units will not have any voting rights or rights to consent to any matters except as set forth in this Section 13.17(d).

13.8          Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

13.9          Trust Provision.  This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity.  Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

13.10        Pronouns and Headings.  As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof whatever the context and facts require such construction.  The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Any references in this Agreement to “including” shall be deemed to mean “including without limitation”.

13.11        Assurances.  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

13.12        Tax Consequences.  Each Partner acknowledged in the Original Agreement or in the Amended and Restated Agreement, as amended, or in an amendment to either of such agreements, that he or she has relied fully upon the advice of its own legal counsel and/or accountant in determining the tax consequences of the Original Agreement or of the Amended and Restated Agreement, as amended, as the case may be, and the transactions contemplated thereby and not upon any representations or advice by the General Partner or by any other Partner.  Each Additional Limited Partner shall be deemed to have acknowledged that it has relied fully upon the advice of its own legal counsel and/or accountant in determining the tax consequences of this Agreement and the transactions contemplated thereby and not upon any representations or advice by the General Partner or by any other Partner.

13.13        Securities Representations.  Each Limited Partner hereby represents and warrants to the Partnership and the General Partner that such Limited Partner (i) has acquired its Partnership Interest for itself for investment purposes only, and not with a view to any resale or distribution of such Partnership Interest, (ii) has been advised and understands that such Partnership Interest has not been and will not be registered under the Securities Act or any applicable state securities laws and, therefore, cannot be resold unless such Partnership Interest is registered under the Securities Act and all applicable state securities laws, or unless exemptions from registration are available, and (iii) has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Partnership.  Each Limited Partner further acknowledges that the Partnership and the General Partner have made available to such Limited Partner, at a reasonable time prior to its acquisition of its Partnership Interest, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Partnership and/or the General Partner possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Partnership and the General Partner in connection with such acquisition.  Each Limited Partner admitted to the Partnership after the date hereof, shall, by its agreeing to be bound by the terms hereof, be deemed to have represented and warranted to the Partnership and the General Partner that such Limited Partner (i) acquired its Partnership Units for itself for investment purposes only, and not with a view to any resale or distribution of such Partnership Units, (ii) has been advised and understands that such Partnership Units have not been and will not be registered under the Securities Act or any applicable state securities laws and, therefore, cannot be resold unless such Partnership Units are registered under the Securities Act and all applicable state securities laws, or unless exemptions from registration are available, and (iii) has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Partnership, and that the Partnership and the General Partner made available to such Limited Partner, at a reasonable time prior to its acquisition of its Partnership Interest, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Partnership and/or the General Partner possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Partnership and the General Partner in connection with such acquisition.

13.14        Power of Attorney.  Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)            execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of California and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidating Trustee deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidating Trustee deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the dissolution, liquidation or winding up of the Partnership or the admission, withdrawal, removal or substitution of any Partner or any of the other events described in, Article VIII, Article IX or Section 13.7 hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)            execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner to amend this Agreement except in accordance with this Article XIII hereof or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.  Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner, taken in good faith under such power of attorney.  Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidating Trustee, within fifteen (15) days after receipt of the General Partner’s or the Liquidating Trustee’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidating Trustee, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

IN WITNESS WHEREOF, this Agreement is hereby entered into among the undersigned Partners as of the date first written above.

GENERAL PARTNER:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation

	By:	/s/ Michael T. Dance
Executive Vice President and Chief Financial Officer

LIMITED PARTNERS:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation,
as attorney-in-fact for each of the Limited Partners

	By:	/s/ Michael T. Dance
Executive Vice President and Chief Financial Officer

EXHIBIT A
PARTNERSHIP UNITS

*           *           *           *           *           *

EXHIBIT B

Intentionally Omitted

EXHIBIT C

Intentionally Omitted

EXHIBIT D

Intentionally Omitted

EXHIBIT E
ALLOCATIONS

1.              Allocations of Net Income and Net Losses.

(a)            For each Fiscal Year of the Partnership, after adjusting each Partner’s Capital Account for all Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to Section 2 with respect to such Fiscal Year, Net Income and Net Losses for a Fiscal Year shall be allocated to the Partners as set forth in this Section 1.

(b)            Net Income and Net Losses for a Fiscal Year shall be allocated to the Partners in a manner such that the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Partner pursuant to Section 6.2(a) hereof if the Partnership were dissolved pursuant to Article VIII hereof, its affairs wound up and its assets sold for cash equal to their Gross Asset Values, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Values of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 6.2(a) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(c)            Notwithstanding anything to the contrary in this Agreement, (i) Net Income derived from operating cash flow of the Partnership shall not be allocated to a holder of LTIP Units, a holder of Series Z Incentive Units or a holder of Series Z-1 Incentive Units, unless and until the Partnership makes a distribution of such cash flow to such holders pursuant to Section 6.2(a) hereof, and (ii) Net Income from disposition gains shall be allocated to a holder of LTIP Units, a holder of Series Z Incentive Units and a holder of Series Z-1 Incentive Units only upon a sale of all or substantially all of the assets of the Partnership (including any hypothetical sale under Treasury Regulations Section 1.704-1(b)(2)(iv)(f) in connection with, but not limited to, the occurrence of the events set forth in Section 3(g) below).  In the case of Section 1(c)(ii) above, Net Income shall be allocated to a holder of LTIP Units, a holder of Series Z Incentive Units or a holder of Series Z-1 Incentive Units such that the Capital Account of such holder shall be equal to (x) the number of Common Units into which the LTIP Units, the Series Z Incentive Units or the Series Z-1 Incentive Units held by such holder could be converted if fully vested, multiplied by (y) the value of such Common Units (it being intended that the Capital Accounts of a holder of LTIP Units, Series Z Incentive Units or Series Z-1 Incentive Units will have a Capital Account equal to the Capital Account applicable to the Common Units into which they could be converted).

2.              Special Allocation of Net Income and Net Losses and Items Thereof.

Notwithstanding Section 1, the following special allocations shall be made for each Fiscal Year in the following order of priority:

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(a)            Minimum Gain Chargeback.  In the event there is a net decrease in Partnership Minimum Gain during any Fiscal Year, the “minimum gain chargeback” described in Treasury Regulations Section 1.704-2(f) and Treasury Regulations Section 1.704-2(g) shall apply.

(b)            Partner Minimum Gain Chargeback.  In the event there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Fiscal Year, the “partner minimum gain chargeback” described in Treasury Regulations Section 1.704-2(i)(4) shall apply.

(c)            Qualified Income Offset.  This Agreement incorporates the “qualified income offset” set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) as if those provisions were fully set forth in this Agreement.

(d)            Nonrecourse Deductions.  The Nonrecourse Deductions of the Partnership (as determined under Treasury Regulation Section 1.704-2(c)) for any Fiscal Year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(e)            Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any Fiscal Year (or any other period in which it is necessary to make allocations of Net Income or Net Losses) shall be specially allocated to the Partner who bears the economic risk of losses with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

(f)             Code Section 754 Adjustment.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 734(b) or 743(b) is required pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of its interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or losses (if the adjustment decreases such basis) and such gain or losses shall be specifically allocated to the Partners in accordance with their interests in the Partnership (in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies) or to the Partners to whom such distribution was made (in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies).

(g)            Capital Account Adjustments.  The Capital Accounts of the Partnership shall be adjusted or “booked up” upon the occurrence of the following events to reflect each Partner’s share of the net fair market value of the Partnership’s assets:

(i)             the admission of additional Partners into the Partnership;

(ii)            the award or issuance by the Partnership of additional Series Z-1 Incentive Units or LTIP Units, or Partnership Units granted under other long-term incentive programs;

(iii)           the conversion by a Partner of his or her Series Z Incentive Units, Series Z-1 Incentive Units or LTIP Units into Common Units; and

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(iv)           the exchange of a Partner’s Common Units for shares of Common Stock.

(h)            Preferred Units.  For any Fiscal Year in which distributions are actually made with respect to the Preferred Units or there are accrued but unpaid distributions payable with respect to the Preferred Units, before other allocations have been made pursuant to this Exhibit E, Net Operating Income shall be allocated first to the holders of Preferred Units to the extent of such actual or accrued but unpaid distributions. If there are insufficient items of Net Operating Income to be allocated to the holders of the Preferred Units in an amount equal to the actual or accrued but unpaid distributions, then and only then shall Net Property Gain be allocated to such holders.

(i)             Certain Depreciation Adjustments.  For any Fiscal Year in which book depreciation exceeds tax depreciation with respect to any asset the holders of the Preferred Units shall be allocated no book depreciation in excess of tax depreciation allocated to them, and any book depreciation from such assets in excess of tax depreciation from such asset shall be allocated to holders other than the holders of Preferred Units.

(j)             Capital Accounts of Holders of Series Z and Series Z-1 Incentive Units.  The Partners recognize that the Percentage Interests of the Series Z Incentive Units and the Series Z-1 Incentive Units (collectively, the “Incentive Units”) are likely to change from year to year as a result of the Distribution Ratchet Percentage applicable to the Series Z Incentive Units and the Series Z-1 Distribution Ratchet Percentage applicable to the Series Z-1 Incentive Units (together, the “Ratchet Changes”).   If there are Ratchet Changes in any taxable year and, after all allocations have been made under the other subsections of this Section 2 (other than subsection (i) below) and under Section 1(b) of this Exhibit E, the Capital Accounts relating to the Incentive Units have not been changed to reflect any changes in the Ratchet Percentages, then items of income, gain, loss, or deduction shall be allocated to the holders of the Incentive Units so as to reflect the Ratchet Changes in the Capital Account relating to the Incentive Units.

(k)            Profits Interests.  The Incentive Units and the LTIP Units are intended to constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343,  and Revenue Procedure 2001-43, 2001-2 C.B. 191.  For any Fiscal Year in which distributions are actually made to holders of the Incentive Units and the LTIP Units, after all other allocations have been made pursuant to this Exhibit E, if necessary to cause the Capital Accounts relating to any Incentive Units or LTIP Units to be equal (immediately before such distributions and so as to avoid negative Capital Accounts) to the amounts distributed to the holders of the Incentive Units and the LTIP Units, items of gross income shall be allocated to the holders of the Incentive Units and the LTIP Units.  If there are insufficient items of gross income to be allocated to the holders of the Incentive Units and the LTIP Units, then such distributions shall, to the extent of such excess, be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code.

3.              Other Allocation Rules.

(a)            Net Income, Net Losses and any other items of income, gain, losses or deduction shall be allocated to the Partners pursuant to this Exhibit E as of the last day of each Fiscal Year; provided that Net Income, Net Losses and such other items shall also be allocated at such times as the Gross Asset Values of Partnership property are adjusted pursuant to subparagraph (2) of the definition of Gross Asset Value.

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(b)            Each item of the Partnership’s income, gain, losses, deduction and credit as determined for federal income tax purposes shall be allocated among the Partners in the same manner as such items are allocated for book purposes in accordance with the provisions of this Exhibit E.

(c)            The Partners are aware of the federal income tax consequences of the allocations made by this Exhibit E and hereby agree to be bound by the provisions of this Exhibit E in reporting their shares of Partnership income and losses for federal income tax purposes.  Any elections or other decisions relating to allocations shall be made by the General Partner in a manner that reasonably reflects the purpose and intention of this Agreement.

(d)            For purposes of determining the Net Income, Net Losses, or any other items allocable to any period, Net Income, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(e)            The Partnership shall allocate all “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3) to the Partners in accordance with their respective Percentage Interests.

(f)             To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Partners shall endeavor not to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt.

(g)            Capital Account Adjustments.  The Capital Accounts of the Partnership shall be adjusted or “booked up” upon the occurrence of the following events to reflect each Partner’s share of the net fair market value of the Partnership’s assets:

(i)             the admission of additional Partners into the Partnership;

(ii)            the award or issuance by the Partnership of additional Series Z-1 Incentive Units or LTIP Units, or Partnership Units granted under other long-term incentive programs;

(iii)           the conversion by a Partner of his or her Series Z Incentive Units, Series Z-1 Incentive Units or LTIP Units into Common Units; and

(iv)           the exchange of a Partner’s Common Units for shares of Common Stock.

4.              Code Section 704(c).

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(a)            In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, losses and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value using an allocation method pursuant to the regulations under Code Section 704(c) as selected by the General Partner.  In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of Gross Asset Value, subsequent allocations of income, gain, losses and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.  Allocations made under Section 704(c) are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Losses, other items, or distributions pursuant to any provisions of this Agreement.

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EXHIBIT F

Intentionally Omitted

EXHIBIT G

Intentionally Omitted

EXHIBIT H

Intentionally Omitted

EXHIBIT I
RIGHTS TERMS

The Rights granted by the General Partner to the Limited Partners pursuant to Section 11.1 hereof shall be subject to the following terms and conditions:

1.              Definitions.  The following terms and phrases shall, for purposes of this Exhibit I and the Agreement, have the meanings set forth below:

“Beneficially Own” shall mean the ownership of Common Stock by a Person who would be treated as an owner of such Shares of Common Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

“Conversion Component Exercise Notice” shall have the meaning set forth in Paragraph 2(a) hereof.

“Conversion Rights” shall have the meaning set forth in Paragraph 2(a) hereof.

“Election Notice” shall mean the written notice to be given by the General Partner to the Exercising Partners in response to the receipt by the General Partner of an Exercise Notice from such Exercising Partners, the form of which Election Notice is attached hereto as Schedule 2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

“Exercise Notice” shall mean and include a Conversion Component Exercise Notice and/or a Sale Component Exercise Notice.

“Exercising Partners” shall have the meaning set forth in Paragraph 2 hereof.

“Offered Units” shall mean the Partnership Units of the Exercising Partners identified in a Conversion Component Exercise Notice or a Sale Component Exercise Notice which, pursuant to the exercise of Conversion Rights or Sale Rights, can be acquired by the General Partner under the terms hereof.

“Sale Component Exercise Notice” shall have the meaning set forth in Paragraph 2(b) hereof.

“Sale Rights” shall have the meaning set forth in Paragraph 2(b) hereof.

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2.              Delivery of Exercise Notices.  Any one or more Limited Partners (“Exercising Partners”) may, subject to the limitations set forth herein:

(a)            deliver to the General Partner written notice (the “Conversion Component Exercise Notice”) pursuant to which such Exercising Partners elect to exercise their Rights to convert (the “Conversion Rights”) all or any portion of their Partnership Units into shares of Common Stock subject to the limitations contained in Paragraph 4 below; and

(b)            deliver to the General Partner written notice (the “Sale Component Exercise Notice”) pursuant to which such Exercising Partners elect to exercise their Rights to sell (the “Sale Rights”) all or any portion of their Partnership Units to the General Partner (or the General Partner’s designee), subject to the limitations contained in Paragraph 3 below.

3.              Limitations on Delivery of Exercise Notices.  The first Sale Component Exercise Notice may not be exercised prior to the time that Conversion Rights have been exercised to the fullest extent permissible under Paragraph 4 below.

4.              Limitation on Exercise of Conversion Rights.  Conversion Rights may be exercised at any time and from time to time to the extent that, upon exercise of the Conversion Rights, the exercising Limited Partner shall not Beneficially Own shares of Common Stock including shares of Common Stock to be issued in connection with the exercise of such Conversion Rights, in excess of the applicable Ownership Limit or existing Holder Limit, as such terms are defined in the Articles of Incorporation of the General Partner (the “Ownership Limit”).  For purposes of computing the Ownership Limit as of any date, the Limited Partner shall be deemed to own all shares of Common Stock issuable to the Limited Partner upon the exercise of stock options granted on or before such date under the Stock Incentive Plan.  If a Conversion Component Exercise Notice is delivered to the General Partner but, as a result of the Ownership Limit or as a result of restrictions contained in the Articles of Incorporation of the General Partner, the Conversion Rights cannot be exercised in full, the Conversion Component Exercise Notice shall be deemed to be modified such that the Conversion Rights shall be exercised only to the extent permitted under the Ownership Limit in accord with the Articles of Incorporation of the General Partner; with the remainder of such Conversion Rights being deemed to be Sale Rights with the corresponding portion of the Conversion Component Exercise Notice being deemed to be a Sale Component Exercise Notice.

5.              Exercise of Sale Rights.  Sale Rights may be exercised at any time and from time to time, subject to the limitation contained in Paragraph 3 hereof.

6.              Computation of Consideration/Form of Payment.  With respect to the exercise of Conversion Rights, the consideration payable for the Offered Unit shall be the issuance by the General Partner of the Common Stock Amount.  With respect to the exercise of Sale Rights, the consideration shall, in the sole and absolute discretion of the General Partner, be paid in the form of (a) cash, cashier’s or certified check, or by wire transfer of immediately available funds to the Exercising Partner’s designated account in the amount of the Cash Amount, or (b) by the issuance by the General Partner of the Common Stock Amount, or (c) any combination of cash and Common Stock equal to the Cash Amount.

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7.              Closing; Delivery of Election Notice.

(a)            If the transfers effectuated pursuant to the exercise of Conversion Rights or Sale Rights qualify under one of the Safe Harbors set forth in Treasury Regulations Section 1.7704-1, other than the Safe Harbor described in Section 9.3(b)(iii), the closing of the acquisition of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner, on the following date(s):

(i)             With respect to the exercise of Conversion Rights, the closing shall occur on the date agreed to by the General Partner and the Exercising Partners, which date shall in no event be more than the later of (A) ten (10) days after the date of the Conversion Component Exercise Notice and (B) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act; and

(ii)            With respect to the exercise of Sale Rights, the General Partner shall, within thirty (30) days after receipt by the General Partner of any Sale Component Exercise Notice which Notice does not violate the provisions of Paragraph 3 hereof, deliver to the Exercising Partners an Election Notice, which Election Notice shall set forth the computation of the Cash Amount and shall specify the form of the consideration (which shall be in accordance with Paragraph 6 hereof) to be paid by the General Partner to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which date shall, to the extent required, in no event be more than (A) ten (10) days after delivery by the General Partner of the Election Notice for Offered Units with respect to which the General Partner has elected to pay the consideration by issuance of shares of its Common Stock or (B) sixty (60) days after the initial date of receipt by the General Partner of the Sale Component Rights Notice for Offered Units with respect to which the General Partner has elected to pay the Cash Amount; provided, however, that such sixty (60) day period may be extended for an additional period to the extent required for the General Partner to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Offered Units.  Notwithstanding the foregoing, in the event the completion date is extended, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Offered Units hereunder to occur as quickly as possible.

(b)            If the transfers effectuated pursuant to the exercise of Conversion Rights or Sale Rights only qualify under the Safe Harbor described in Section 9.3(b)(iii), which Section covers the Safe Harbor set forth in Treasury Regulations Section 1.7704-1(f) or its successor provision, the closing of the acquisition of Offered Units shall, unless otherwise mutually agreed, be held at the principal offices of the General Partner, on the following date(s):

(i)             With respect to the exercise of Conversion Rights, the closing shall occur on the date agreed to by the General Partner and the Exercising Partners, which date shall in no event be more than the ten (10) days after the later of (A) sixty (60) days after the date of the Conversion Component Exercise Notice and (B) the expiration or termination of the waiting period applicable to each Exercising Partner, if any, under the Hart-Scott Act; and

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(ii)            With respect to the exercise of Sale Rights, the General Partner shall, within thirty (30) days after receipt by the General Partner of any Sale Component Exercise Notice which Notice does not violate the provisions of Paragraph 3 hereof, deliver to the Exercising Partners an Election Notice, which Election Notice shall set forth the computation of the Cash Amount and shall specify the form of the consideration (which shall be in accordance with Paragraph 6 hereof) to be paid by the General Partner to such Exercising Partners and the date, time and location for completion of the purchase and sale of the Offered Units, which completion date shall in no event be less than sixty (60) days and no more than seventy (70) days after the initial receipt date by the General Partner of the Sale Component Exercise Notice, provided, however, that if the General Partner has elected to pay the Cash Amount for all or a portion of the Offered Units, then such completion date may be extended to the extent required for the General Partner to cause additional shares of its Common Stock to be issued to provide financing to be used to acquire the Offered Units. Notwithstanding the foregoing, in the event the completion date is extended, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Offered Units hereunder to occur as quickly as possible.

(c)            To the extent that the acquisition of Offered Units pursuant to Section 7(b) of Exhibit I involves a cash payment, then, notwithstanding any other provision of the Partnership Agreement, such cash payment shall be based on either, in the General Partner’s sole discretion, (A) calculating the Cash Amount by using the Closing Price as of the closing of the acquisition of the Offered Units, or (B) calculating the Cash Amount by using a redemption or repurchase price established not more than four times during the Partnership’s taxable year.

8.              Adjustment to Purchase Price.  If, with respect to the exercise of Sale Rights, the General Partner elects to pay all or any portion of the Purchase Price in cash and if as a result thereof the General Partner elects to raise such cash through a public offering of its securities, borrowings or otherwise, the Cash Amount shall be reduced by an amount (“Transaction Expenses”) equal to the expenses incurred by the General Partner in connection with such raising of funds allocable to the amounts required to pay the Cash Amount hereunder; provided, however, notwithstanding the foregoing, the Cash Amount shall not be reduced hereunder by an amount exceeding 5% of the Cash Amount computed without regard to the adjustment for Transaction Expenses.

9.              Closing Deliveries.  At the closing of the purchase and sale of Offered Units, payment of the consideration shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Units to the General Partner and with respect to the status of the Partnership Units being transferred, free and clear of all Liens, and (B) the General Partner with respect to due authority for the purchase of such Offered Units, and (ii) to the extent that any shares of Common Stock are issued in payment of the consideration or any portion thereof, (A) an opinion of counsel for the General Partner, reasonably satisfactory to the Exercising Partners, to the effect that such shares of Common Stock have been duly authorized, are validly issued, fully-paid and non-assessable, and (B) a stock certificate or certificates evidencing the Common Stock to be issued and registered in the name of the Exercising Partner or its designee.

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10.            Term of Rights.  Unless sooner terminated, the rights of the parties with respect to the Rights shall commence as of the date hereof and lapse for all purposes and in all respects on the thirtieth (30) anniversary of the date hereof; provided, however, that the parties hereto shall continue to be bound by an Exercise Notice delivered to the General Partner prior to such anniversary.

11.            Covenants of the General Partner.  To facilitate the General Partner’s ability to fully perform its obligations hereunder, the General Partner covenants and agrees as follows:

(a)            At all times during the pendency of the Rights, the General Partner shall reserve for issuance such number of shares of Common Stock as may be necessary to enable the General Partner to issue such shares in exchange for all of the Partnership Units held by Limited Partners which are from time to time outstanding.

(b)            As long as the General Partner shall be obligated to file periodic reports under the Exchange Act, the General Partner will timely file such reports in such manner as shall enable any recipient of Common Stock issued to Limited Partners hereunder in reliance upon an exemption from registration under the Securities Act to continue to be eligible to utilize Rule 144 promulgated by the SEC pursuant to the Securities Act, or any successor rule or regulation or statute thereunder, for the resale thereof.

(c)            During the pendency of the Rights, the Limited Partners shall receive in a timely manner all reports filed by the General Partner with the SEC and all other communications transmitted from time to time by the General Partner to its stockholders generally.

(d)            Under no circumstances shall the General Partner declare any stock dividend, stock split, stock distribution or the like, unless fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of Limited Partners under this Agreement.

(e)            Notwithstanding the General Partner’s determination as to the form in which the consideration for the Offered Units shall be payable, the General Partner shall be required to pay such consideration by cashier’s check or wire transfer of immediately available funds to the extent that payment by issuance of Common Stock would disqualify the General Partner from being characterized as a REIT.

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12.            Limited Partner’s Covenant.  Each Limited Partner covenants and agrees with the General Partner that all Offered Units tendered to the General Partner in accordance with the exercise of Rights herein provided shall be delivered to the General Partner free and clear of all Liens, and should any Liens exist or arise with respect to such Offered Units, the General Partner shall be under no obligation to acquire the same unless, in connection with such acquisition, the General Partner has elected to pay such portion of the consideration therefor in the form of cash in circumstances where such cash will be sufficient to cause such existing Lien to be discharged in full upon application of all or a part of such consideration and the General Partner is expressly authorized to apply such portion of the consideration as may be necessary to satisfy any indebtedness in full and to discharge such Lien in full.  Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Offered Units to the General Partner (or its designee), such Limited Partner shall assume and pay such transfer tax.

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EXHIBIT J

Intentionally Omitted

EXHIBIT K

Intentionally Omitted

EXHIBIT L

Intentionally Omitted

1

EXHIBIT M
ADDRESSES OF PARTNERS

*           *            *           *           *           *

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EXHIBIT N
DESCRIPTION OF PREFERENCES, OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND
TERMS AND CONDITIONS OF REDEMPTION
OF THE
SERIES B PREFERRED UNITS

1.              Definitions.

In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Exhibit N:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Company” and “Corporation” shall mean the General Partner as defined in the Agreement.

“Distribution Payment Date” shall have the meaning set forth in Section 2(c) hereof.

“Parity Units” means (i) the Series B Stock Preferred Interest, and (ii) any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series B Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, as the context may require.

“Priority Return” means, an amount equal to 7.875% per annum, determined on the basis of a 360 day year of twelve 30 day months (or actual days for any month which is shorter than a full monthly period), cumulative to the extent not distributed for any given distribution period pursuant to Section 6.2(a) of the Partnership Agreement, of the stated value of $50 per Series B Preferred Unit, commencing on the date of issuance of the Series B Preferred Units.

“Series B Preferred Stock” means the Series B Cumulative Redeemable Preferred Stock (liquidation preference $50.00 per share), $.0001 par value, issued by the General Partner.

“Series B Preferred Unit” means a Partnership Unit issued by the Partnership to certain Persons.  The Series B Partnership Units shall constitute a series of Partnership Units.  The Series B Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit N.

“set apart for payment” shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

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2.              Terms of Series B Preferred Units.

A.             Number.

The number of authorized Series B Preferred Units shall be 1,600,000.

B.             Ranking.

The Series B Preferred Units will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, rank senior to all classes or series of Partnership Interests (as defined in the Partnership Agreement) of the Partnership now or hereafter authorized, issued or outstanding, other than (i) the Series B Stock Preferred Interest, which with it shall rank on a parity, and (ii) any class or series of Partnership Interests or Partnership Units expressly designated as ranking on a parity with or senior to the Series A Preferred Units as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both.

C.             Distributions.

(i)             Subject to the rights of the holders of the Parity Units as to the payments of distributions, holders of Series B Preferred Units will be entitled to receive, when, as and if declared by the Partnership, acting through the Company as the sole general partner of the Partnership, cumulative preferential cash distributions at the rate per annum of 7.875% of the original Capital Contribution per Series B Preferred Unit.  Distributions shall be cumulative, shall accrue from the original date of issuance (for purposes of this Section, the “Issue Date”) and shall be payable (A) quarterly in arrears, on the 15th day of February, May, August and November of each year and (B) in the event of (i) an exchange of Series B Preferred Units into shares of Series B Preferred Stock, or (ii) upon a redemption of Series B Preferred Units, on the exchange date or redemption date (each a “Distribution Payment Date”), commencing on May 15, 1998.  The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.  If any date on which distributions are to be made on the Series B Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  Distributions on the Series B Preferred Units will be made to the holders of record of the Series B Preferred Units on the relevant record dates, which, unless otherwise provided by the Company with respect to any distribution, will be 15 Business Days prior to the relevant Distribution Payment Date.  For purposes of determining the amounts of distributions hereunder, with regard to the Series B Preferred Units issued pursuant to the Contribution Agreement dated February 6, 1998, the Issue Date shall be February 6, 1998, and with regard to the Series B Preferred Units issued pursuant to the Contribution Agreement dated April 20, 1998, the Issue Date shall be April 20, 1998.

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(ii)            No distributions on the Series B Preferred Units shall be declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, of if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(iii)           Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the terms and provisions set forth in Section 2.C.(ii) hereof at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.  Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.  Accumulated and unpaid distributions will not bear interest.

(iv)           So long as any Series B Preferred Unit is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests ranking junior as to the payment of distributions to the Series B Preferred Units (such Partnership Interests, collectively, “Junior Units”), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series B Preferred Units, any Parity Units with respect to distributions or any Junior Units, unless, in each case, all distributions accumulated on all Series B Preferred Units and all classes and series of outstanding Parity Units as to payment of distributions have been paid in full.  The foregoing sentence will not prohibit (i) distributions payable solely in Junior Units, (ii) the conversion of Junior Units or Parity Units into common stock or preferred stock of the Company in accordance with the exchange rights of such Junior Units or Parity Units, or (iii) the redemption, purchase or other acquisition of Junior Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Corporation or any subsidiary of the Partnership or the Corporation.

(v)            So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units, all distributions authorized and declared on the Series B Preferred Units and all classes or series of outstanding Parity Units with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series B Preferred Units and such other classes or series of Parity Units shall in all cases bear to each other the same ratio that accrued distributions per share on the Series B Preferred Units and such other classes or series of Parity Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Units do not have cumulative distribution rights) bear to each other.

(vi)           Holders of Series B Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

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D.             Allocation of Net Income.

With respect to the Series B Preferred Units, the net income of the Partnership will be allocated as provided in Exhibit E to the Partnership Agreement.

E.             Liquidation.

Subject to the rights of holders of any series of Parity Units with respect to rights upon any voluntary or involuntary liquidation dissolution or winding-up of the Partnership, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holders of the Series B Preferred Units will be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, an amount equal to their respective Capital Account balances.  Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.  The consolidation or merger of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution, winding-up or termination of the Partnership.

F.             Optional Redemption.

(i)             The Series B Preferred Units may not be redeemed prior to December 31, 2009.  On or after such date, subject to the terms and conditions of any Parity Preferred Stock (as defined in the Articles Supplementary for the Series B Preferred Stock) or any Parity Units, the Partnership shall have the right to redeem the Series B Preferred Units, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice, at a redemption price, payable in cash, equal to the Capital Account balance of such holders of Series B Preferred Units (the “Redemption Price”); provided; however that such redemption shall not be permitted if such redemption price shall be less than the original Capital Contribution of such Partner and the cumulative Priority Return to the redemption date to the extent not previously distributed.

(ii)            The Redemption Price of Series B Preferred Units may be payable from any source of funds.  Unless previously redeemed, the Series B Preferred Units will be redeemed for cash upon termination of the Partnership.  Unless sooner dissolved, the Partnership will terminate on December 31, 2054.  The Series B Preferred Units will not be subject to any sinking fund.

(iii)           If the Partnership gives a notice of redemption in respect of Series B Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series B Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series B Preferred Units.  On and after the date of redemption, distributions will cease to accumulate on the Series B Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof.  If any date fixed for redemption of Series B Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption.  If payment of the Redemption Price in respect of the Series B Preferred Units is improperly withheld or refused and not paid by the Partnership, distributions on such Series B Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.  If fewer than all the Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

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(iv)           The Partnership may not redeem fewer than all the outstanding Series B Preferred Units unless all accumulated and unpaid distributions have been paid on all Series B Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

(v)            Notice of redemption will be (i) faxed, and (ii) mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units to be redeemed at their respective addresses as they appear on the transfer records of the Partnership.  No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holders to whom notice was defective or not given.  Each notice shall state:  (i) the redemption date, (ii) the redemption price, (iii) the number of Series B Preferred Units to be redeemed; (iv) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price; (v) that distributions on the Series B Preferred Units to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price will be made upon presentation and surrender of such Series B Preferred Units.  If fewer than all of the Series B Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify then number of Series B Preferred Units to be redeemed from such holder.

(vi)           Notwithstanding any provision herein to the contrary, so long as any Series B Preferred Units remain outstanding, in the event of the occurrence of a Covered Transaction (defined below), the Partnership shall redeem, on the date such Covered Transaction is completed or occurs, all of the Series B Preferred Units outstanding at the Redemption Price, payable in cash, if redemption of the Series B Preferred Units was elected in writing by the holders of not less than a majority of the then outstanding Series B Preferred Units in accordance with this Section 2(F)(vi). The Partnership shall give written notice of a Covered Transaction to each of the respective holders of record of the Series B Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership, not less than thirty (30) days prior to the completion or occurrence of a Covered Transaction. Such notice shall not set forth any non-public information concerning such Covered Transaction. Each of the holders of record of the Series B Preferred Units shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder's election that the Series B Preferred Units be redeemed. Notwithstanding any provision herein to the contrary, with respect to a Covered Transaction that arises under clause (c) of the definition of Covered Transaction set forth below, in the event that the Company so fails to qualify as a real estate investment trust for any reason other than an affirmative election by the Company not to qualify, (a) the Partnership shall give notice of the occurrence of a Covered Transaction to each of the holders of record of the Series B Preferred Units within 15 days of discovery of such failure to qualify, (b) each of the holders of record of the Series B Preferred Units shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Partnership, to give the Partnership notice of such holder's election that the Series B Preferred Units be redeemed and (c) if the holders of not less than a majority of the then outstanding Series B Preferred Units have elected to have the Series B Preferred Units redeemed, the Series B Preferred Units shall be redeemed on a date not later than 45 days following the date of discovery of the Company's failure to qualify.

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The procedures set forth in Section 2(F)(iii) shall apply to a redemption pursuant to this Section 2(F)(vi). On or before the date of redemption, the Partnership shall give notice of redemption to the respective holders of record of the Series B Preferred Units, at their respective addresses as they appear on the transfer records of the Partnership; and, the provisions of Section 2(F)(v), other than the first sentence thereof, shall apply to such notice of redemption.

For purposes of this Section 2(F)(vi), the term “Covered Transaction” shall mean (a) the Company's completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which, as a result of such transaction, the Company's common stock is no longer registered under Section 12 of the Exchange Act, except that this clause (a) shall not apply to any involuntary delisting of the Company's common stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a Reorganization Event (defined below) of the Company or the Partnership or (c) the Company's failure (or election not) to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended, except where such failure arises in connection with the consolidation or merger or other business combination of the Company into any corporation, trust or entity in which the Company is not the surviving entity and the surviving entity qualifies as a real estate investment trust.

For purposes of this Section 2(F)(vi), the term “Reorganization Event” shall mean (x) any sale or other disposition of all or substantially all of the assets of the Partnership or the Company, as the case may be, to an entity that is not an Affiliate of the Company; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Partnership or the Company, as the case may be, pursuant to which the Partners of the Partnership or the stockholders of the Company, as the case may be, immediately prior to the consummation of such transaction will own less than a majority of the equity interests in the entity surviving such transaction; provided, however, a Reorganization Event shall not include any transaction contemplated by clauses (x) or (y) of this definition if the surviving entity has unsecured debt outstanding which is rated at least the lowest credit rating level established as investment grade by at least two of Standard & Poor's, Moody's Investor Service and Fitch Ratings (it being understood that as of January 2004 the lowest investment grade rating of Standard & Poor's is BBB-, the lowest investment grade rating of Moody's is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-) and such rating has been reaffirmed in light of the contemplated transaction.

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G.             Exchange Rights.

(i)             Unless called for redemption as described above under “Optional Redemption,” Series B Preferred Units will be exchangeable in whole or in part at anytime on or after January 1, 2014, at the option of the holders thereof, for authorized but previously unissued shares of the Company’s Series B Preferred Stock at an exchange price of $50.00 per share of Series B Preferred Stock (equivalent to an exchange rate of one share of Series B Preferred Stock for each Series B Preferred Unit), subject to adjustment as described below (the “Exchange Price”), provided that the Series B Preferred Units will become immediately exchangeable at any time in whole or in part at the option of the holders for Series B Preferred Units (y) if at any time full distributions shall not have been timely made on any outstanding Series B Preferred Units with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Distribution Payment Date if at the time of such payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by holders of Series B Preferred Units of (A) notice from the General Partner that the General Partner or a subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be a “publicly traded partnership” (a “PTP”) within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, and (B) an opinion rendered by independent counsel to the General Partner familiar with such matter (or, in the event of a conflict, other reputable independent counsel designated by such General Partner counsel), addressed to a holder or holders of Series B Preferred Units, that the Partnership is, or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, PTP.  Series B Preferred Units may be exchanged for Series B Preferred Stock in whole or in part at the option of any holder prior to January 1, 2014 if such holder delivers to the Partnership and the Company either (i) a private letter ruling addressed to a holder of Series B Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the Company based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered “stock and securities” within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an “investment company” under section 721(b) of the Code if an exchange is permitted at such earlier date.  Furthermore, the Series B Preferred Units may be exchanged in whole or in part for Series B Preferred Stock at any time, if both (a) based on results or projected results, there exists, in the reasonable judgment of the holder an imminent and substantial risk that such holder’s interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year, and (b) the holder thereof delivers to the Company an opinion of nationally recognized independent counsel to the effect that there is a substantial risk that such holder’s interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)) for a taxable year; for purposes of this provision, as of April 20, 1998 and giving effect to the receipt by the holder of Series B Preferred Units of 400,000 Series B Preferred Units as of such date, it is deemed that as of such date there was not a substantial risk that such holder’s interest in the Partnership will represent more than such 19.5% and such a substantial risk shall be deemed to occur only if there is a material increase, from the holder’s level as of such date, in the percentage of total profits or capital interests in the Partnership represented by the holder’s interest.  For purposes of the exchange rights granted hereunder, with regard to all Series B Preferred Units issued pursuant to the Contribution Agreement dated February 6, 1998 and all Series B Preferred Units issued pursuant to the Contribution Agreement dated April 20, 1998, the Issue Date shall be deemed to be February 6, 1998.  The Series B Preferred Units will become exchangeable at any time in whole or in part at the option of the holders of the Series B Preferred Units if, at any time (i) the Partnership is advised by independent counsel that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code; or (ii) any holder of the Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust within the meaning of the Code.

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(ii)            Notwithstanding anything to the contrary set forth in 2.G.(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the original Capital Contribution per Series B Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption.  The General Partner may exercise its option to redeem the Series B Preferred Units for cash pursuant to this 2.G.(ii) by giving each holder of record of Series B Preferred Units notice of its election to redeem for cash, within fifteen (15) Business Days after receipt of the Exchange Notice, by (i) fax, and (ii) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (i) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (ii) the redemption price, (iii) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price, (iv) that distributions on the Series B Preferred Units will cease to accrue on such redemption date; (v) that payment of the redemption price will be made upon presentation and surrender of the Series B Preferred Units and (vi) the aggregate number of Series B Preferred Units to be redeemed, and if fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed held by such holder, which number shall equal such holder’s pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.  The redemption of Series B Preferred Units described in this Section 2.G.(iii) shall be subject to the provisions of Section 2.F.(ii) and (iii); provided, however, that the term “Redemption Price” in such Sections shall be read to mean the original Capital Contribution per Series B Preferred  Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

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(iii)           In the event an exchange of all or a portion of the Series B Preferred Units pursuant to Section 2.G.(i) would violate the Ownership Limit of the General Partner set forth in Article EIGHTH of the Charter, the General Partner will give written notice thereof to each holder of record of Series B Preferred Units exercising such exchange right, within fifteen (15) Business Days following receipt of the Exchange Notice, by (i) fax, and (ii) mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership.  In such event, each holder of Series B Preferred Units exercising its exchange right, shall be entitled to exchange a number of Series B Preferred Units which would comply with the Ownership Limit of the General Partner set forth in Article EIGHTH of the Charter and any Series B Preferred Units not so exchanged (the “Excess Units”) shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption.  The written notice of the General Partner shall state (i) the number of Excess Units held by such holder, (ii) the redemption price of the Excess Units, (iii) the date on which such Excess Units shall be redeemed, which date shall be no later than ninety (90) days following the receipt of the Exchange Notice, except as provided below, (iv) the place or places where such Excess Units are to be surrendered for payment of the redemption price, (iv) that distributions on the Excess Units will cease to accrue on such redemption date, and (v) that payment of the redemption price will be made upon presentation and surrender of such Excess Units.  The redemption of Series B Preferred Units described in this Section 2.G.(iii) shall be subject to the provisions of Section 2.F.(ii) and (iii); provided, however, that the term “Redemption Price” in such Sections shall be read to mean the original Capital Contribution per Series B Preferred  Unit being redeemed plus all accrued and unpaid distributions to the redemption date.  The Partnership may at its option delay the payment of cash to effect redemption of Series B Preferred Units pursuant to this Section 2.G.(iii) for up to two hundred seventy (270) days following the end of the 90 day period set forth in clause (iii) above of this Section 2.G.(iii), provided that during such two hundred seventy (270) day period, the Corporation shall pay, in addition to the redemption price of the Excess Units and any accrued and unpaid distribution with respect to the Excess Units, to the holder of such Excess Units an amount equal to 1 ¼% per annum of the original Capital Contribution per such Excess Unit from the end of such 90 day period through the date of redemption.

(iv)           Any exchange shall be exercised pursuant to a notice of exchange (the “Exchange Notice”) delivered to the General Partner by the holder who is exercising such exchange right, by (i) fax, and (ii) by mail, postage prepaid.  The exchange of Series B Preferred Units, or a specified portion thereof, may be effected after the fifteenth (15th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series B Preferred Units to be exchanged together with written notice of exchange and a proper assignment of such Series B Preferred Units to the office of the Company maintained for such purpose.  Currently, such office is Essex Property Trust, Inc., 925 East Meadow Drive, Palo Alto, California  94303.

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(v)            Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series B Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the Company as aforesaid and the exchange shall be at the Exchange Price in effect at such time and on such date.  The right to exchange Series B Preferred Units called for redemption will terminate upon receipt by the holder of such Series B Preferred Units of a notice of redemption from the Partnership that pertains to such Series B Preferred Units.

(vi)           In the event of an exchange of Series B Preferred Units into shares of Series B Preferred Stock, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series B Preferred Units tendered for exchange shall accrue on the shares of the Series B Preferred Stock into which such Series B Preferred Units are exchanged and the Series B Preferred Units so exchanged shall no longer be outstanding.

(vii)          Fractional shares of Series B Preferred Stock are not to be issued upon exchange but, in lieu thereof, the Company will pay a cash adjustment based upon the fair market value of the Series B Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the Company.

H.             Exchange Price Adjustments.

(i)             The Exchange Price is subject to adjustment upon certain events, including (i) subdivisions, combinations and reclassification of the Series B Preferred Stock, and (ii) distributions to all holders of Series B Preferred Stock of evidences of indebtedness of the Company or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to the Series B Preferred Stock).  In addition to the foregoing adjustments, the Company will be permitted to make such reduction in the Exchange Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock.

(ii)            In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Company’s capital stock or sale of all or substantially all of the Company’s assets), in each case as a result of which the Series B Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit, will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series B Preferred Stock or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction.  The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

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(iii)           No adjustment of the Exchange Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Exchange Price.  Any adjustments not so required to be made will be carried forward and taken into subsequent adjustments.

I.               Voting Rights.

(i)             Holders of the Series B Preferred Units will not have any voting rights or rights to consent to any matters, except as set forth below.

(ii)            So long as any Series B Preferred Units remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Series B Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series B Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interest, (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the holders thereof; provided that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests ranking junior to or on a parity with the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided that, with respect to Parity Preferred Units issued to any “affiliate” of the Partnership (as such term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933), such Parity Preferred Units are issued with the consent of the majority of the independent directors of the General Partner’s board of directors (i.e., directors who are not (i) officers or employees of the General Partner or its affiliates or (ii) related to any such officers or employees), or  (iii) consolidate, amalgamate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity, unless  (a) the Partnership is the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof unchanged, (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series B Preferred Units for other interests in such entity having substantially the same terms and rights as the Series B Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, or (c) such merger, consolidation, amalgamation or asset transfer does not adversely affect the powers, special rights, preferences and privileges of the holders of the Series B Preferred Units in any material respect.  However, the Partnership may create additional classes and series of Parity Units and Junior Units, increase the authorized number of Parity Units and Junior Units and issue additional classes and series of Parity Units and Junior Units without the consent of any holders of Series B Preferred Units; provided that, with respect to Parity Preferred Units issued to any “affiliate” of the Partnership (as such term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933), such Parity Preferred Units are issued with the consent of the majority of the independent directors of the General Partner’s board of directors (i.e., directors who are not (i) officers or employees of the General Partner or its affiliates or (ii) related to any such officers or employees).

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J.              Restrictions on Ownership and Transfer.

Each holder of the Series B Preferred Units shall be permitted to transfer its units if such transfer is in accordance with the provisions and restrictions on Transfers of Limited Partnership Interests set forth in Section 9 of the Partnership Agreement.

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EXHIBIT O

Intentionally Omitted

EXHIBIT P

Intentionally Omitted

EXHIBIT Q

Intentionally Omitted

EXHIBIT R
LIST OF SERIES Z-1 UNITHOLDERS

*           *            *           *           *           *

EXHIBIT S
SERIES Z-1 TARGET FFO AMOUNTS

*           *            *           *           *           *

EXHIBIT T
DESIGNATION OF THE RIGHTS, POWERS, PRIVILEGES,
RESTRICTIONS, QUALIFICATIONS AND LIMITATIONS
OF THE LTIP UNITS

The following are the terms of the LTIP Units:

1.             Vesting.

A.             Vesting, Generally.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the terms of any plan pursuant to which the LTIP Units are issued, if applicable. LTIP Units that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”  Subject to the terms of any Vesting Agreement, a holder of LTIP Units shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions, as holders of Common Units pursuant to Article IX of the Partnership Agreement.

B.             Forfeiture or Transfer of Unvested LTIP Units.  Unless otherwise specified in the relevant Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the forfeiture of any LTIP Units, or the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price, then upon the occurrence of the circumstances resulting in such forfeiture or if the Partnership or the General Partner exercises such right to repurchase, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled or transferred to the General Partner, as applicable, and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with a record date prior to the effective date of the forfeiture.

C.             Legend.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

2.             Distributions.

A.             LTIP Distribution Amount.  Commencing from the Distribution Participation Date (as defined below) established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Common Unit for the corresponding quarterly or other period (the “LTIP Distribution Amount”). In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Common Units which may be made from time to time. LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Common Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.  Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Common Units.

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B.             Distribution Participation Date.  The “Distribution Participation Date” for each LTIP Unit will be the applicable Valuation Date, as defined in the Vesting Agreement of each Person granted LTIP Units.

3.             Allocations.

Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Common Unit pursuant to Exhibit E of the Partnership Agreement.  The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to such ratio as computed for the Common Units held by the General Partner.

4.             Adjustments.

The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures.  If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain such one-for-one correspondence between Common Units and LTIP Units. The following shall be “Adjustment Events”:  (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than actions specifically described above as Adjustment Events and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the terms of any plan pursuant to which the LTIP Units have been issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

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5.             Ranking.

The LTIP Units shall rank on parity with the Common Units in all respects.

6.             No Liquidation Preference.

The LTIP Units shall have no liquidation preference.

7.             Right to Convert LTIP Units into Common Units.

A.             Conversion Right.  A holder of LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units. Holders of LTIP Units shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that when a holder of LTIP Units is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Person may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting, and such Conversion Notice, unless subsequently revoked by the holder of the LTIP Units, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 7.

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B.             Number of Units Convertible.  A holder of Vested LTIP Units may convert such Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.

C.             Notice.  In order to exercise his or her Conversion Right, a holder of LTIP Units shall deliver a notice (a “Conversion Notice”) in the form attached as Attachment A to this Exhibit T to the Partnership not less than 10 nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice.  Each holder of LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens.

D.             Forced Conversion.  The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by a holder of LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4; provided, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder of such LTIP Units pursuant to Section 7.B above. In order to exercise its right to cause a Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Attachment B to this Exhibit T to the applicable holder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 13.1 of the Partnership Agreement.

E.             Conversion Procedures.  A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such Person immediately after such conversion.

F.             Mandatory Conversion in Connection with a Transaction.  If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event), in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of Common Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction).

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In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each holder of LTIP Units of such election, and shall use commercially reasonable efforts to afford such holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such holder of Common Units failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the terms of any plan under which LTIP Units are issued, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 7 and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holders of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the holders of LTIP Units.

8.             Redemption at the Option of the Partnership.

LTIP Units will not be redeemable at the option of the Partnership; provided, however, that the foregoing shall not prohibit the Partnership from repurchasing LTIP Units from the holder thereof if and to the extent such holder agrees to sell such Units.

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9.             Voting Rights.

A.             Voting with Common Units.  Holders of LTIP Units shall have the right to vote on all matters submitted to a vote of the holders of Common Units; holders of LTIP Units and Common Units shall vote together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred. In any matter in which the LTIP Units are entitled to vote, including an action by written consent, each LTIP Unit shall be entitled to vote a Percentage Interest equal on a per unit basis to the Percentage Interest of the Common Units.

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B.             Special Approval Rights.  In addition to, and not in limitation of, the provisions of Section 9.A above (and notwithstanding anything appearing to be contrary in the Partnership Agreement), the General Partner and/or the Partnership shall not, without the affirmative consent of a majority of the then outstanding LTIP Units, given in person or by proxy, either in writing or at a meeting, take any action that would materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; but subject in any event to the following provisions: (i) no consent of the holders of LTIP Units will be required if and to the extent that any such alteration, change, modification or amendment would similarly alter, change, modify or amend the rights, powers or privileges of the Common Units; (ii) with respect to the occurrence of any Transaction (as defined in Section 7.F of this Exhibit T), so long as the LTIP Units either (x) are all converted into Common Units immediately prior to the effectiveness of the Transaction, (y) remain outstanding with the terms thereof materially unchanged or (z) if the Partnership is not the surviving entity in such Transaction, are exchanged for a security of the surviving entity with terms that are materially the same with respect to rights to allocations, distributions, redemption, conversion and voting as the LTIP Units and without any income, gain or loss expected to be recognized by the holder upon the exchange for federal income tax purposes (and with the terms of the Common Units or such other securities into which the LTIP Units (or the substitute security therefor) are convertible materially the same with respect to rights to allocations, distributions, redemption, conversion and voting), the occurrence of any such event shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units, provided further, that if some, but not all, of the LTIP Units are converted into Common Units immediately prior to the effectiveness of the transaction (and neither clause (y) or (z) above is applicable), then the consent required pursuant to this Section 9.B will be the consent of the holders of a majority of the LTIP Units to be outstanding following such conversion; (iii) any creation or issuance of any Common Units or of any class of series of common or preferred units of the Partnership (whether ranking junior to, on a parity with or senior to the LTIP Units with respect to payment of distributions, redemption rights and the distribution of assets upon liquidation, dissolution or winding up), which either (x) does not require the consent of the holders of Common Units or (y) does require such consent and is authorized by a vote of the holders of Common Units and LTIP Units voting together as a single class, together with any other class or series of units of limited partnership interest in the Partnership upon which like voting rights have been conferred, shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units; and (iv) any waiver by the Partnership of restrictions or limitations applicable to any outstanding LTIP Units with respect to any holder or holders thereof shall not be deemed to materially and adversely alter, change, modify or amend the rights, powers or privileges of the LTIP Units with respect to other holders. The foregoing voting provisions will not apply if, as of or prior to the time when the action with respect to which such vote would otherwise be required will be taken or be effective, all outstanding LTIP Units shall have been converted and/or redeemed, or provision is made for such redemption and/or conversion to occur as of or prior to such time.

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Attachment A to Exhibit T

Notice of Election by Partner to Convert

LTIP Units into Common Units

The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of Vested LTIP Units in Essex Portfolio, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended. The undersigned hereby represents, warrants, and certifies that the undersigned: (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units
to be Converted:

Conversion Date:

(Signature of Holder: Sign Exact Name as Registered with Partnership)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

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Attachment B to Exhibit T

Notice of Election by Partnership to Force Conversion

of LTIP Units into Common Units

Essex Portfolio, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Common Units in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units
to be Converted:

Conversion Date:

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SCHEDULE 1
EXERCISE NOTICE

To:  Essex Property Trust, Inc.

Reference is made to that certain Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P. dated as of _______________, 2009 (the “Partnership Agreement”), pursuant to which Essex Property Trust, Inc., a Maryland corporation, and certain other persons, including the undersigned, formed a California limited partnership currently known as Essex Portfolio, L.P. (the “Partnership”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to Article XI and Paragraph 2 of Exhibit I to the Partnership Agreement, each of the undersigned, being a limited partner of the Partnership (an “Exercising Partner”), hereby elects to exercise its Conversion Rights and/or Sale Rights as to the number of Partnership Units specified opposite its signature below:

Dated: __________________

Exercising Partner	Type of Rights Being Exercised (Conversion Rights or Sale Rights)	Number of Partnership Units

Exercising Partners:

___________________________

___________________________

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SCHEDULE 2
ELECTION NOTICE

To:  All Exercising Partners

Reference is made to that certain Second Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P. dated as of _______________, 2009 (the “Partnership Agreement”), pursuant to which the undersigned and certain other persons, including the Exercising Partners, formed a California limited partnership currently known as Essex Portfolio, L.P. (the “Partnership”).  All capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement.  Pursuant to subsection (b) of Paragraph 7 of Exhibit I to the Partnership Agreement, the undersigned, being the general partner of the Partnership, hereby notifies the Exercising Partners that (a) the consideration for the Partnership Units as to which the Sale Rights are being or are deemed to be exercised is $_________, the computation of which is set forth on an attachment hereto; (b) $_________ of the consideration is payable in cash and the balance thereof is payable by issuance of ______ shares of Common Stock; and (c) the closing of the purchase and sale of the Partnership Units as to which the Sale Rights are being or are deemed to be exercised shall take place at the offices of ______________ at ______ a.m., local time, on ______________________________________.

Dated: __________________

ESSEX PROPERTY TRUST, INC.,

a Maryland corporation

By:

Its:

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